UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. _______)

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Pacific Asia Petroleum, Inc.
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(Name of Registrant as Specified in Its Charter)

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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JULY 22, 2008

TO THE STOCKHOLDERS OF PACIFIC ASIA PETROLEUM, INC.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Pacific Asia Petroleum, Inc., a Delaware corporation (the “Company”) will be held on July 22, 2008 at 10:00 a.m. Pacific Time at 10600 N. De Anza Blvd., Suite 250, Cupertino, California 95014, for the following purposes:

(1)	To elect four directors, to serve until the next annual meeting or until their successors are elected;

(2)	To ratify the appointment of our independent registered public accounting firm for fiscal year 2008; and

(3)	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the proxy statement accompanying this Notice.

The close of business on May 30, 2008 has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.  For ten days prior to the meeting, a complete list of stockholders entitled to vote at the meeting will be available for examination by any stockholder, for any purpose relating to the meeting, during ordinary business hours at our principal offices located at 250 East Hartsdale Avenue, Suite 47, Hartsdale, New York 10530.

Accompanying this Notice is a proxy.  Whether or not you expect to be at the Annual Meeting, please complete, sign and date the enclosed proxy and return it promptly.  If you plan to attend the Annual Meeting and wish to vote your shares personally, you may do so at any time before the proxy is voted.

All stockholders are cordially invited to attend the Annual Meeting.

By order of the Board of Directors,

/s/  Frank C. Ingriselli

Frank C. Ingriselli
        Chief Executive Officer and President

June 17, 2008
Hartsdale, New York

250 East Hartsdale Ave., Suite 47
Hartsdale, New York 10530
(914) 472-6070
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PROXY STATEMENT
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This proxy statement contains information related to the annual meeting of stockholders of Pacific Asia Petroleum, Inc. to be held on Tuesday, July 22, 2008, beginning at 10:00 a.m. Pacific Time, at 10600 N. De Anza Blvd., Suite 250, Cupertino, California 95014, and at any postponements or adjournments thereof.  This proxy statement and the accompanying proxy are being mailed to stockholders on or about June 20, 2008 in connection with the solicitation by the Board of Directors of proxies for use at the annual meeting.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING

Proxy Materials

Why am I receiving these materials?

The Board of Directors (the “Board”) of Pacific Asia Petroleum, Inc. (“PAP,” “our,” “us,” “the Company,” or “we”), a Delaware corporation, is providing these proxy materials for you in connection with our annual meeting of stockholders, which will take place on July 22, 2008.  As a stockholder, you are invited to attend the annual meeting and are entitled to, and requested to, vote on the items of business described in this proxy statement.  This proxy statement includes information that we are required to provide to you under the rules of the U.S. Securities and Exchange Commission (“SEC”) and that is designed to assist you in voting your shares.

What is included in the proxy materials?

The proxy materials include:

•	Our proxy statement for the annual meeting of stockholders;
•	Our 2007 Annual Report; and
•	A proxy card for the annual meeting.

What information is contained in this proxy statement?

The information included in this proxy statement relates to the proposals to be voted on at the annual meeting, the voting process, our Board and Board committees, the compensation of our directors and current executive officers for fiscal year 2007, and other required information.

How may I obtain a copy of the Company’s 2007 Annual Report and/or other financial information?

A copy of our 2007 Annual Report is enclosed.  Stockholders may request another free copy of our 2007 Annual Report from:

Corporate Secretary
Pacific Asia Petroleum, Inc.
250 East Hartsdale Ave., Suite 47
Hartsdale, New York 10530

Alternatively, current and prospective investors can access our 2007 Annual Report through the SEC website link below: http://www.sec.gov/Archives/edgar/data/1402281/000135448808000332/pap10k.htm.

The Company also will furnish any exhibit to our 2007 Form 10-K if specifically requested.

How may I request an additional set of proxy materials in the event another stockholder shares my address, or request a single set of proxy materials for my household?

We have adopted a procedure approved by the Securities and Exchange Commission called “householding.” Under this procedure, stockholders of record who have the same address and last name will receive only one copy of our 2007 Annual Report and this proxy statement, unless we have received contrary instructions from one or more of the stockholders.  This procedure will reduce our printing costs and postage fees.

If you or another stockholder of record with whom you share an address wish to receive a separate Annual Report or proxy statement, we will promptly deliver it to you if you request it by writing to Pacific Asia Petroleum, Inc., Attn: Corporate Secretary, 250 East Hartsdale Avenue, Suite 47, Hartsdale, New York 10530.  If you or another stockholder of record with whom you share an address wish to receive a separate Annual Report or proxy statement in the future, you may telephone us at (914) 472-6070 or write to us at the address above.  If you are a street name stockholder, you can request householding by contacting your bank, broker or other holder of record.

If you share an address with another stockholder and have received multiple copies of our proxy materials, you may write us at the address above to request delivery of a single copy of these materials.

What should I do if I receive more than one set of voting materials?

You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards.  For example, if you hold your shares in more than one brokerage account, you may receive materials for each brokerage account in which you hold shares.  If you are a stockholder of record and your shares are registered in more than one name, you will receive more than one proxy card.  Please complete, sign, date, and return each proxy card that you receive.

Voting Information

What items of business will be voted on at the annual meeting?

The items of business scheduled to be voted on at the annual meeting are:

•	The election of directors; and
•	The ratification of our independent registered public accounting firm for the 2008 fiscal year.

We also will consider any other business that properly comes before the annual meeting.  See the following question below.

What happens if additional matters are presented at the annual meeting?

Other than the two items of business described in this proxy statement, we are not aware of any other business to be acted upon at the annual meeting.  If you grant a proxy, the persons named as proxy holders, Frank C. Ingriselli and Laird Q. Cagan, will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting.  If for any reason any of our nominees are not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by our Board.

How does the Board recommend that I vote?

Our Board recommends that you vote your shares FOR each of the nominees for election to the Board and FOR the ratification of our independent registered public accounting firm for the 2008 fiscal year.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Many of our stockholders hold their shares through a broker, or other nominee, rather than directly in their own names.  As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record

If your shares are registered directly in your name with our transfer agent, Continental Stock Transfer & Trust Co., you are considered, with respect to those shares, the stockholder of record, and we are sending these proxy materials directly to you.  As the stockholder of record, you have the right to grant your voting proxy directly to us or to vote in person at the meeting.  We have enclosed a proxy card for you to use.

Beneficial Owner

If your shares are held in a brokerage account, or by another nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you.  As the beneficial owner, you have the right to direct your broker, trustee or nominee how to vote and are also invited to attend the annual meeting.

Since a beneficial owner is not the stockholder of record, you may not vote these shares in person at the meeting, unless you obtain a “legal proxy” from the broker, trustee or nominee that holds your shares, giving you the right to vote the shares at the meeting.  Your broker, trustee or nominee should provide voting instructions for you to use in directing the broker, trustee or nominee how to vote your shares.

What shares can I vote?

Each share of our common stock issued and outstanding as of the close of business on May 30, 2008, the Record Date for the annual meeting, is entitled to be voted on all items being voted upon at the annual meeting.  You may vote all shares owned by you as of this time, including (1) shares held directly in your name as the stockholder of record, and (2) shares held for you as the beneficial owner through a broker, trustee or other nominee such as a bank.  On the Record Date, we had 40,006,983 shares of common stock issued and outstanding.

How can I vote my shares in person at the annual meeting?

Shares held in your name as the stockholder of record may be voted in person at the annual meeting.  Shares held beneficially in street name may be voted in person at the annual meeting only if you obtain a legal proxy from the broker, trustee or nominee that holds your shares giving you the right to vote the shares.  Even if you plan to attend the annual meeting, we recommend that you also submit your proxy as described below so that your vote will be counted if you later decide not to attend the meeting.

How can I vote my shares without attending the annual meeting?

Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct how your shares are voted without attending the annual meeting.  If you are a stockholder of record, you may vote by submitting a proxy.  If you hold shares beneficially in street name, you may vote by submitting voting instructions to your broker, trustee or nominee.  For directions on how to vote, please refer to the instructions below and those included on your proxy card or, for shares held beneficially in street name, the voting instruction card provided by your broker, trustee or nominee.

Stockholders of record of our common stock may submit proxies by completing, signing and dating their proxy cards and mailing them in the accompanying pre-addressed envelopes.

What is the deadline for voting my shares?

If you hold shares as the stockholder of record, your vote by proxy must be received before the polls close at the annual meeting.

If you are the beneficial owner of shares held through a broker, trustee or other nominee, please follow the voting instructions provided by your broker, trustee or nominee.

May I change my vote?

You may change your vote at any time prior to the vote at the annual meeting.  If you are the stockholder of record, you may change your vote by granting a new proxy bearing a later date (which automatically revokes the earlier proxy), by providing a written notice of revocation to the Corporate Secretary at the address shown under the question below titled, “What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders?” prior to your shares being voted or by attending the annual meeting and voting in person.   Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically make that request.  For shares you hold beneficially in the name of a broker, trustee or other nominee, you may change your vote by submitting new voting instructions to your broker, trustee or nominee, or, if you have obtained a legal proxy from your broker or nominee giving you the right to vote your shares, by attending the meeting and voting in person.

Is my vote confidential?

Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy.  Your vote will not be disclosed either within our company or to third parties, except: (1) as necessary to meet applicable legal requirements, (2) to allow for the tabulation of votes and certification of the vote, and (3) to facilitate a successful proxy solicitation.

How are votes counted?

Holders of our common stock are entitled to one vote per share with respect to each matter presented at the annual meeting.

Our Bylaws provide that the election of directors shall be determined by the stockholders of our company by a plurality of the votes cast. This means that with regard to the election of directors, the four nominees receiving the greatest number of votes cast will be elected.  In the election of directors, you may vote “FOR” or “WITHHOLD” your vote with respect to each of the nominees.  If you elect to “WITHHOLD” your vote from a particular nominee, your vote will not contribute to the number of votes received by that particular nominee.

You may vote “FOR,” “AGAINST” or “ABSTAIN” with respect to the proposal to ratify the appointment of our independent registered public accounting firm for the 2008 fiscal year.  If you elect to abstain, the abstention will have the same effect as an “AGAINST” vote.

If you provide specific instructions with regard to certain items, your shares will be voted as you instruct on such items.  If you vote by proxy card and sign the card without giving specific instructions, your shares will be voted in accordance with the recommendations of the Board (FOR all of our nominees to the Board and FOR ratification of the appointment of our independent registered public accounting firm).

What is the voting requirement to approve each of the proposals?

Directors will be elected by a plurality of votes cast. “Plurality” means that the individuals who receive the largest number of votes cast are elected as directors up to the maximum number of directors to be chosen at the meeting. Consequently, withholding authority to vote for a director nominee and broker non-votes in the election of directors will not affect the outcome of the election of directors, except to the extent that the failure to vote for an individual results in another individual receiving a larger number of votes. The election of directors will be accomplished by determining the four nominees receiving the highest total votes. All other proposals will be decided by a majority vote of the votes cast with respect thereto. Because abstentions are not counted as votes cast, they will have no effect on the election of directors. Similarly, broker non-votes will have no effect on the vote.  Approval of the proposal to ratify the appointment of our independent registered public accounting firm for the 2008 fiscal year requires the affirmative vote of a majority of those shares present in person or represented by proxy and entitled to vote on that proposal at the annual meeting.

If you are the beneficial owner of shares held in the name of a broker, trustee or other nominee and do not provide that broker, trustee or other nominee with voting instructions, your shares may constitute “broker non-votes.”  Generally, broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given.  Brokers are not permitted to vote on the matters to be presented at the annual meeting without instructions from the beneficial owners.  In tabulating the voting result for any particular proposal, shares that constitute broker non-votes are not considered entitled to vote on that proposal.  Thus, broker non-votes will not affect the outcome of any matter being voted on at the meeting, assuming that a quorum is obtained.  Abstentions have the same effect as votes against the matter except in the election of directors, as described above.

Who will serve as inspector of elections?

The inspector of elections will be a representative from our proxy management service, Issuer Direct Corporation.

Who will bear the cost of soliciting votes for the annual meeting?

We are making this solicitation and will pay substantially all of the costs of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes.  We have retained Issuer Direct Corporation, our proxy management service, to assist with the solicitation of proxies from the stockholders of record for a fee of approximately $6,000, plus expenses.  We will also reimburse banks, brokers or other nominees for their costs of sending our proxy materials to beneficial owners.  Directors, officers or other employees of ours may also solicit proxies from stockholders in person, by telephone, facsimile transmission or other electronic means of communication without additional compensation.

Where can I find the voting results of the annual meeting?

We intend to announce preliminary voting results at the annual meeting and publish final results in our quarterly report on Form 10-Q for the third quarter of fiscal 2008.

What if I have questions for the Company’s transfer agent?

Please contact our transfer agent, at the phone number or address listed below, with questions concerning stock certificates, transfer of ownership or other matters pertaining to your stock account.

Continental Stock Transfer & Trust Co.
17 Battery Place, 8th Floor
New York, New York 10004
(212) 509-4000

Annual Meeting Information

What is the purpose of the annual meeting?

At our annual meeting, stockholders will act upon the matters outlined in the notice of meeting included in this proxy statement, including the election of directors and ratification of our independent registered public accounting firm.  In addition, management will report on our performance during fiscal year 2007 and respond to questions from stockholders.

Who can attend the meeting?

All stockholders as of the record date, or their duly appointed proxies, may attend the meeting.  Admission to the meeting will be on a first-come, first-serve basis.

How many shares must be present or represented to conduct business at the annual meeting?

The quorum requirement for holding the annual meeting and transacting business is that holders of a majority of shares of our common stock entitled to vote must be present in person or represented by proxy.  Both abstentions and broker non-votes described previously in the question above titled, “What is the voting requirement to approve each of the proposals?” are counted for the purpose of determining the presence of a quorum.

Stockholder Proposals, Director Nominations and Related Bylaw Provisions

What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders?

You may submit proposals for consideration at future stockholder meetings.  For a stockholder proposal to be considered for inclusion in our proxy statement for the annual meeting next year, the written proposal must be received by our Corporate Secretary, at our principal executive offices, no later than February 20, 2009.  If the date of next year’s annual meeting is more than 30 days before the anniversary date of this year’s annual meeting, the deadline for inclusion of proposals in our proxy statement is instead a reasonable time before we begin to print and send our proxy materials.  Such proposals also will need to comply with Securities and Exchange Commission regulations under Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials.  Proposals should be addressed to our corporate address:

Corporate Secretary
Pacific Asia Petroleum, Inc.
250 East Hartsdale Ave., Suite 47
Hartsdale, New York 10530

How may I recommend or nominate individuals to serve as directors and propose business to be considered by the stockholders at an annual meeting?

Nominations of persons for election to our Board of Directors and the proposal of business to be considered by the stockholders may be made at any annual meeting of stockholders only (i) pursuant to our notice of meeting (or any supplement thereto), (ii) by or at the direction of our Board of Directors, or (iii) by any stockholder of our company (A) who is a stockholder of record on the date the stockholder’s notice is delivered to our Corporate Secretary and on the record date for the determination of stockholders entitled to vote at such annual meeting, and (B) who complies with the applicable notice procedures set forth in our Bylaws.

For nominations or other business to be properly made by a stockholder at an annual meeting in accordance with our Bylaws, such stockholder must have given timely notice thereof in proper written form to our Corporate Secretary and any such proposed business other than the nomination of persons for election to our Board of Directors must constitute a proper matter for stockholder action. To be timely, a stockholder’s notice must be delivered to our Corporate Secretary at our principal executive offices not later than ninety (90) days nor earlier than one hundred twenty (120) days prior to the first anniversary date of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than seventy (70) days after such anniversary date, a stockholder’s notice shall also be considered timely if it is so delivered not earlier than one hundred twenty (120) days prior to such annual meeting, nor later than the later of ninety (90)

days prior to such annual meeting or ten (10) days after the day on which public announcement of the date of such meeting was first made.  All notices shall be received by our Corporate Secretary by the close of business on the specified date to be deemed to have been delivered on that date.

How may I obtain a copy of the Company’s Bylaw provisions regarding stockholder proposals and director nominations?

You may contact our Corporate Secretary at our principal executive offices for a copy of the relevant Bylaw provisions regarding the requirements for nominating director candidates.

 How may I communicate with the Company’s Board of Directors?

You may submit written communications to our Board of Directors, or any specified individual directors, via mail to:

Pacific Asia Petroleum, Inc.
Attn:  Board of Directors
250 East Hartsdale Ave., Suite 47
Hartsdale, New York 10530

PROPOSAL NO. 1

ELECTION OF DIRECTORS

(Item 1 on the proxy form)

There are four nominees for election to our Board this year.  Three of the nominees (Messrs. Ingriselli and Cagan, and Ms. Smith) have served on our Board since May 2007, and one of the nominees (Mr. Stempel) was appointed to our Board in February 2008.  Each director is elected annually to serve until the next annual meeting or until his or her successor is elected.  There are no family relationships among our executive officers and directors.

Our Bylaws provide that the election of directors shall be determined by the stockholders of our company by a plurality of the votes cast in person or by proxy that are entitled to vote at the annual meeting.  This means that with regard to the election of directors, the four nominees receiving the greatest number of votes cast will be elected.  In the election of directors, you may vote “FOR” or “WITHHOLD” your vote with respect to each of the nominees.  If you elect to “WITHHOLD” your vote from a particular nominee, your vote will not contribute to the number of votes received by that particular nominee.

If you sign your proxy card, but do not give instructions with respect to voting for directors, your shares will be voted for the four persons recommended by the Board.  If you wish to give specific instructions with respect to voting for directors, you may do so by indicating your instructions on your proxy card.

All of the nominees have indicated to us that they will be available to serve as directors.  In the event that any nominee should become unavailable, however, the proxy holders, Mr. Ingriselli and Mr. Cagan, will vote for a nominee or nominees designated by our Board.

Our Board recommends a vote FOR the election to our Board of the each of the following nominees.

Frank C. Ingriselli, Chief Executive Officer, President, Secretary and Director
Mr. Ingriselli has over 29 years experience in the energy industry. Mr. Ingriselli began his career at Texaco, Inc. (“Texaco”) in 1979 and held management positions in Texaco’s Producing-Eastern Hemisphere Department, Middle East/Far East Division, and Texaco’s International Exploration Company. While at Texaco, Mr. Ingriselli negotiated a successful foreign oil development investment contract in China in 1983. In 1992, Mr. Ingriselli was named President of Texaco International Operations Inc. and over the next several years directed Texaco’s global initiatives in exploration and development. In 1996, he was appointed President and CEO of the Timan Pechora Company, a Houston, Texas headquartered company owned by affiliates of Texaco, Exxon, Amoco and Norsk Hydro, which was developing a large international investment in Russia. In 1998, Mr. Ingriselli returned to Texaco’s Executive Department with responsibilities for Texaco’s power and gas operations, merger and acquisition activities, pipeline operations and corporate development. In August 2000, Mr. Ingriselli was appointed President of Texaco Technology Ventures, which was responsible for all of Texaco’s global technology initiatives and investments. In 2001, Mr. Ingriselli retired from Texaco after its merger with Chevron, and founded Global Venture Investments LLC (“GVI”), an energy consulting firm, for which Mr. Ingriselli served as the President and Chief Executive Officer. Mr. Ingriselli is no longer active with GVI. In 2005, Mr. Ingriselli founded Inner Mongolia Production Company, LLC (“IMPCO”), and served as the President, Chief Executive Officer and a Manager of IMPCO prior to the merger of IMPCO with the Company, and has served as the President, Chief Executive Officer, Secretary and a member of the Board of Directors of the Company since May 2007.

From 2000 to 2006, Mr. Ingriselli sat on the Board of the Electric Drive Transportation Association (where he was also Treasurer) and the Angelino Group, and was an officer of several subsidiaries of Energy Conversion Devices Inc., a U.S. public corporation engaged in the development and commercialization of environmental energy technologies. From 2001 to 2006, he was a Director and Officer of General Energy Technologies Inc., a “technology facilitator” to Chinese industry serving the critical need for advanced energy technology and the growing demand for low-cost high quality components, and Eletra Ltd, a Brazilian hybrid electric bus developer. Mr. Ingriselli currently sits on the Advisory Board of the Eurasia Foundation, a Washington D.C.-based non-profit that funds programs that build democratic and free market institutions in the new independent states of the former Soviet Union. Since 2006, Mr. Ingriselli has also served on the Board of Directors and as an executive officer of Brightening Lives Foundation Inc., a New York charitable foundation headquartered in San Ramon, California.

Mr. Ingriselli graduated from Boston University in 1975 with a Bachelor of Science degree in Business Administration. He also earned a Master of Business Administration degree from New York University in both Finance and International Finance in 1977 and a Juris Doctor degree from Fordham University School of Law in 1979.

Laird Q. Cagan, Director
Mr. Cagan has served as a Director of the Company since May 2007.  Mr. Cagan is a co-founder and, since 2001, has been Managing Director of Cagan McAfee Capital Partners, LLC (“CMCP”), a merchant bank based in Cupertino, California. Since 2004, Mr. Cagan has also been a Managing Director of Chadbourn Securities, Inc., an NASD licensed broker-dealer. He also continues to serve as President of Cagan Capital, LLC, a merchant bank he formed in 1990, the operation of which transitioned into CMCP. Mr. Cagan has served or serves on the Board of Directors of the following companies: Evolution Petroleum Corporation, a Houston-based public company involved in the acquisition, exploitation, development, and production of crude oil and natural gas resources (since 2004, where Mr. Cagan is also a co-founder and Chairman); AE Biofuels, Inc., a bio-fuels public company headquartered in Cupertino, California (since 2006, where Mr. Cagan is also a co-founder); Real Foundations, Inc., a real estate-focused consulting firm (from 2000 to 2004); Burstein Technologies, a development stage medical devices company (from 2005 to 2006); WorldSage, Inc., a California-based public company that purchased a for-profit college in Switzerland in October 2007 (since 2006); Fortes Financial Corporation, an Irvine, California-based development stage company creating a mortgage bank (since 2007); and TWL Corporation, a Carrollton, Texas-based publicly-traded workplace training and education company (since 2007).

Mr. Cagan has been involved over the past 25 years as a venture capitalist, investment banker and principal, in a wide variety of financings, mergers, acquisitions and investments of high growth companies in a wide variety of industries. At Goldman, Sachs & Co. and Drexel Burnham Lambert, Mr. Cagan was involved in numerous transactions. Mr. Cagan attended M.I.T. and received his BS and MS degree in engineering, and his MBA, all from Stanford University. He is a member of the Stanford University Athletic Board and Chairman of the SF Bay Chapter of the Young Presidents’ Organization.

Elizabeth P. Smith, Director
Ms. Smith has served as a Director of the Company since May 2007.  Ms. Smith retired from Texaco as Vice President-Investor Relations and Stockholder Services in late 2001 following that company’s merger with Chevron Corp. Ms. Smith was also the Corporate Compliance Officer for Texaco and was a member of the Board of The Texaco Foundation. Ms. Smith joined Texaco’s Legal Department in 1976. As an attorney in the Legal Department, Ms. Smith handled administrative law matters and litigation. She served as Chairman of the American Petroleum Institute’s Subcommittee on Department of Energy Law for the 1983-1985 term. Ms. Smith was appointed Director of Investor Relations for Texaco, Inc. in 1984, and was named Vice President of the Corporate Communications division in 1989. In 1992, Ms. Smith was elected a Vice President of Texaco and assumed additional responsibilities as head of that company’s Stockholder Services Group. In 1999, Ms. Smith was named Corporate Compliance Officer for Texaco.

Ms. Smith has served on the Board of Finance for Darien, Connecticut, since November 2007.  Since May 2007, Ms. Smith has served as a director of the Community Fund of Darien, Connecticut, and from 1996 through 2006, Ms. Smith served on the Board of Directors of INROADS/Fairfield Westchester Counties, Inc. From 2002 through 2005, she also served as a member of the Boards of Families With Children From China-Greater New York, and from 2004 through 2005 as a member of the Board of The Chinese Language School of Connecticut. While at Texaco, Ms. Smith was an active member in NIRI (National Investor Relations Institute) and the NIRI Senior Roundtable. She has been a member and past President of both the Investor Relations Association and the Petroleum Investor Relations Institute. Ms. Smith was a member of the Board of Trustees of Marymount College Tarrytown until 2001. She was also a member of the Board of The Education and Learning Foundation of Westchester and Putnam Counties from 1993 to 2002.

Ms. Smith graduated from Bucknell University in 1971 with a Bachelor of Arts degree, cum laude, and received a Doctor of Jurisprudence degree from Georgetown University Law Center in 1976.

Robert C. Stempel, Director
Mr. Stempel has served on the Company’s Board of Directors since February 2008.  Mr. Stempel was the former Chairman and CEO of General Motors Corporation and Energy Conversion Devices, Inc.  Mr. Stempel retired as Chairman and Chief Executive Officer from General Motors Corporation in November 1992.  He was named Chairman and CEO in August 1990.  Prior to serving as Chairman, he had been President and Chief Operating Officer of General Motors Corporation since September 1, 1987.  Mr. Stempel retired as Chief Executive Officer and Chairman of Energy Conversion Devices, Inc. effective, respectively, on August 31, 2007 and on December 11, 2007. Mr. Stempel became Chairman of Energy Conversion Devices, Inc. in December of 1995.

Mr. Stempel is a member of the National Academy of Engineering.  He is also a Fellow of the Society of Automotive Engineers and the Engineering Society of Detroit, and a Life Fellow of the American Society of Mechanical Engineers. In October 2001 he was awarded the Golden Omega Award for important contributions to technical progress in the electrical/electronics field.  In November 2001 he was awarded the Soichiro Honda Medal for significant engineering contributions in the field of personal transportation.  Mr. Stempel serves as Chairman of the National Commission Against Drunk Driving headquartered in Washington, D.C., and Chairman of the Council of Great Lakes Industries supporting the industrial and environmental activities of the Council of Great Lakes Governors.

DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY

The directors and executive officers of our company are as follows:

Name	Age	Position

Frank C. Ingriselli	54	President, Chief Executive Officer, Secretary and Director

Stephen F. Groth	55	Vice President and Chief Financial Officer

Jamie Tseng	54	Executive Vice President

Laird Q. Cagan	50	Director

Elizabeth P. Smith	58	Director

Robert C. Stempel	74	Director

Directors are elected at each annual meeting of stockholders, and each executive officer serves until his resignation, death, or removal by our Board of Directors.

The biographies of our current directors are included on pages 7 through 8 above.  The following are biographies of our remaining executive officers:

Stephen F. Groth, Vice President and Chief Financial Officer
Mr. Groth has served as the Vice President and Chief Financial Officer of the Company since May 2007. Mr. Groth brings more that 25 years experience in financial analysis, financial modeling, corporate reporting and financial reporting system expertise to the Company. Mr. Groth joined Texaco in 1979 and held various positions in financial groups at Texaco, and from 1999 to 2001 held a position in the corporate executive group at Texaco with the responsibility of reviewing all of its investments and divestments (capital expenditures, acquisitions, and divestitures) greater than $10 million. From 2001 until May 2007, Mr. Groth served as Vice President of GVI. In his roles at both Texaco and GVI, Mr. Groth reviewed numerous transactions, assuring that evaluations were done in accordance with appropriate corporate standards and that the assumptions underlying the economic valuations were valid, and regularly advised client operating departments on appropriate ways to evaluate investment alternatives, providing support for the negotiation of major acquisitions and divestitures. Mr. Groth received his Bachelor of Arts in Philosophy in 1975 from Fordham University and his MBA in Accounting from New York University in 1977. Before joining Texaco in 1979, he worked as an auditor for Price Waterhouse, and as an internal auditor for American Airlines.

Jamie Tseng, Executive Vice President
Mr. Tseng has served as the Company’s Executive Vice President since May 2007. Mr. Tseng brings to the Company more that 25 years of financial management and operations experience in the People’s Republic of China, the Republic of China and the United States. From February 2000 to August 2005, Mr. Tseng served as Chief Financial Officer of General Energy Technologies Inc., a “technology facilitator” to Chinese industry serving the critical need for advanced energy technology and the growing demand for low cost high quality components. From 1998 to February 2000, Mr. Tseng served as Chief Financial Officer of Multa Communications Corporation, a California-based Internet service provider focusing on China. From 1980 until 1998, he held management positions with Collins Company, Hilton International, China Airlines and Tatung Company of America. Mr. Tseng is fluent in Chinese Mandarin.  He has a BD degree in Accounting from Soochow University in Taiwan.

BOARD OPERATIONS

Board Structure, Attendance and Committees

As of the date of this proxy statement, our Board has four directors.  Our Board has recommended the election of the four director nominees who are identified in this proxy statement.

Attendance

During fiscal year 2007, our Board did not hold any formal Board meetings or an annual stockholder meeting.  However, our Board intends to hold Board meetings on no less than a quarterly basis in 2008, with all directors being encouraged by our Board to attend each scheduled Board meeting and the 2008 annual meeting of our stockholders.  Our company currently does not have a formal policy regarding directors’ attendance at annual meetings of stockholders.

Audit Committee

Our entire Board of Directors, comprised of Frank C. Ingriselli, Laird Q. Cagan, Elizabeth P. Smith, and Robert C. Stempel, currently serves as its Audit Committee, as we do not currently have a separately-designated standing Audit Committee and do not have an Audit Committee charter.  Our Board has determined that it does not currently have an “audit committee financial expert” under applicable Securities and Exchange Commission rules.  Our Board currently does not have a separately-designated standing Audit Committee, or an “audit committee financial expert,” because we are a development stage company that only recently ceased being a “shell” company in May 2007 and only in October 2007 became publicly-reporting under the Exchange Act of 1934, as amended (the “Exchange Act”).  Furthermore, we are not required to have such a committee or an “audit committee financial expert” because our shares are not currently traded on a national securities exchange.  Our Board is currently searching for one or more qualified individuals to serve as its “audit committee financial expert,” and plans to form an Audit Committee in 2008.

Compensation Committee

Our entire Board of Directors, comprised of Frank C. Ingriselli, Laird Q. Cagan, Elizabeth P. Smith, and Robert C. Stempel, currently serves as its Compensation Committee, as we do not currently have a separately-designated standing Compensation Committee and do not have a Compensation Committee charter.  Our Board currently does not have a separately-designated standing Compensation Committee and it does not believe that such a separately-designated standing committee is necessary because we are a development stage company that only recently ceased being a “shell” company in May 2007 and only in October 2007 became publicly-reporting under the Exchange Act.  In addition, we currently have less than twenty full- and part-time employees and contractors and three non-employee directors who participate in the executive officer compensation consideration process.  Furthermore, we are not required to have such a committee as our shares are not currently traded on a national securities exchange.  Our Board plans to form a Compensation Committee in 2008.  For a narrative description of our processes and procedures for consideration and determination of executive and director compensation, please see “Executive Compensation” and “Director Compensation” below.

Board Nominating Committee

Our entire Board of Directors, comprised of Frank C. Ingriselli, Laird Q. Cagan, Elizabeth P. Smith, and Robert C. Stempel, currently serves as its Nominating Committee, as we do not currently have a separately-designated standing Nominating Committee and do not have a Nominating Committee charter.  Our Board currently does not have a separately-designated standing Nominating Committee and it does not believe that such a separately-designated standing committee is necessary because we are a development stage company that only recently ceased being a “shell” company in May 2007 and only in October 2007 became publicly-reporting under the Exchange Act.  Furthermore, we are not required to have such a committee as our shares are not currently traded on a national securities exchange.  Our Board plans to form a Nominating Committee in 2008.  Currently, the entire Board comprised of Frank C. Ingriselli, Laird Q. Cagan, Elizabeth P. Smith, and Robert C. Stempel participates in the consideration of director nominees.

Director Nominees

Board of Directors nominees

Our Board has recommended the election of four director nominees as described in this proxy statement – Frank C. Ingriselli, Laird Q. Cagan, Elizabeth P. Smith, and Robert C. Stempel – each of whom currently serve on our Board.

Stockholder nominees

Our Board of Directors will consider stockholder nominations for candidates for membership on our Board.  In evaluating such nominations, our Board seeks to achieve a balance of knowledge, experience and capability on our Board.  Any stockholder nominations proposed for consideration by our Board should include the nominee’s name and qualifications for Board membership and should be addressed to:

Pacific Asia Petroleum, Inc.
Attention:  Corporate Secretary
250 East Hartsdale Ave., Suite 47
Hartsdale, New York 10530

In addition, our Bylaws permit stockholders to nominate directors for consideration at an annual stockholder meeting or a special meeting.  For a description of the process for nominating directors in accordance with our Bylaws, see “Questions and Answers—Stockholder Proposals, Director Nominations and Related Bylaw Provisions—How may I recommend or nominate individuals to serve as directors and propose business to be considered by the stockholders at an annual meeting?”.

Director Qualifications

Our Board believes that members of our Board should have the highest professional and personal ethics and values, consistent with our company’s values and standards.  They should have broad experience at the policy-making level in business, government, education, technology or public interest. They should be committed to enhancing stockholder value and should have sufficient time to carry out their duties and to provide insight and practical wisdom based on experience.  Their service on other boards of public companies should be limited to a number that permits them, given their individual circumstances, to perform responsibly all director duties. Each director must represent the interests of all stockholders.

Identifying and Evaluating Nominees for Director

Our Board utilizes a variety of methods for identifying and evaluating nominees for director.  Our Board will periodically assess the appropriate size of our Board and whether any vacancies on our Board are expected due to retirement or otherwise.  In the event that vacancies are anticipated, or otherwise arise, our Board will consider various potential candidates for director. Candidates may come to the attention of our Board through current Board members, professional search firms, stockholders or other persons.  These candidates will be evaluated at regular or special meetings of our Board, and may be considered at any point during the year.  As described above, our Board considers stockholder nominations for candidates for our Board.  If any materials are provided by a stockholder in connection with the nomination of a director candidate, such materials will be forwarded to our Board.  Our Board will also review materials provided by professional search firms or other parties in connection with a nominee who is not proposed by a stockholder.

Director Independence

Our Board of Directors has determined that of its four members, only Mr. Robert C. Stempel and Ms. Elizabeth P. Smith are “independent” within the meaning of Nasdaq Stock Market Marketplace Rule 4200(a)(15) and Section 10A(m)(3) of the Securities Exchange Act of 1934.

Code of Ethics and Business Conduct

On August 15, 2007, our company adopted a Code of Ethics and Business Conduct (the “Code of Ethics”) applicable to our directors, Chief Executive Officer, Chief Financial Officer and all other employees.  Among other provisions, the Code of Ethics sets forth standards for honest and ethical conduct, full and fair disclosure in public filings and stockholder communications, compliance with laws, rules and regulations, reporting of code violations and accountability for adherence to the Code of Ethics.  The text of the Code of Ethics has been posted on our website (www.papetroleum.com).  A copy of the Code of Ethics can be obtained free-of-charge upon written request to:

Pacific Asia Petroleum, Inc.
Attention:  Corporate Secretary
250 East Hartsdale Ave., Suite 47
Hartsdale, New York 10530
(914) 472-6070

If we make any amendment to, or grant any waivers of, a provision of the Code of Ethics that applies to our principal executive officer or principal financial officer and that requires disclosure under applicable SEC rules, we intend to disclose such amendment or waiver and the reasons for the amendment or waiver on our website.

Transactions with Related Persons

Financial Advisory Agreement
We are a party to an Advisory Agreement, dated December 1, 2006 (“Advisory Agreement”), with Cagan McAfee Capital Partners, LLC (“CMCP”), pursuant to which CMCP agreed to provide certain financial advisory and management consulting services to our company. Pursuant to the Advisory Agreement, CMCP is entitled to receive a monthly advisory fee of $9,500 for management work commencing on December 11, 2006 and continuing until May 7, 2010.  In addition, the Advisory Agreement obligates the Company to indemnify CMCP against certain liabilities in connection with the engagement of CMCP under the Advisory Agreement.  Laird Q. Cagan, the Managing Director and 50% owner of CMCP, currently serves as a member of our Board of Directors.

Public Relations Agreement
We have engaged Liviakis Financial Communications, Inc. as our public relations firm pursuant to a Consulting Agreement that expires on May 7, 2009 (“Consulting Agreement”).  John Liviakis, a holder of more than 5 percent of the beneficial ownership of our company, is the sole shareholder, President and Chief Executive Officer of Liviakis Financial Communications, Inc.  Pursuant to the Consulting Agreement and as sole compensation thereunder, Liviakis Financial Communications, Inc. was issued 1,250,000 shares of our common stock.

Placement Agent Agreement
We are a party to an Engagement Letter, dated October 31, 2007 (the “Chadbourn Agreement”), with Chadbourn Securities, Inc. (“Chadbourn Securities”), which supersedes in its entirety that certain engagement letter, dated December 15, 2006, by and between Chadbourn Securities and Advanced Drilling Services, Inc. (the “Original Chadbourn Agreement”), that was assumed by the Company as a result of the merger of Advanced Drilling Services, LLC (“ADS”) into the Company in May 2007.  Laird Q. Cagan, a member of our Board of Directors, serves as a registered representative of Chadbourn Securities.  In connection with the private equity financing of ADS consummated in May 2007 (the “ADS Offering”) immediately prior to the merger, we assumed ADS’ obligation under the Original Chadbourn Agreement to pay to Chadbourn Securities a cash fee equal to 8 percent of gross equity proceeds raised from Chadbourn Securities-related investors and a 1 percent unallocated expense reimbursement for the ADS Offering as a whole.  In addition, we assumed ADS’ obligation under the Original Chadbourn Agreement to issue to Chadbourn Securities warrants to purchase a number of units of ADS Class B Membership Units equal to 10 percent of the ADS Class B Membership Units placed by Chadbourn Securities in the ADS Offering, and to indemnify Chadbourn Securities against certain liabilities in connection with the ADS Offering, including liabilities under the Securities Act. As a result of the placement agent services Chadbourn Securities provided to ADS in connection with the ADS Offering, and because we assumed ADS’ obligations under the Original Chadbourn Agreement as a result of the merger, following the merger, we paid to Chadbourn Securities $1,195,430 and issued to Chadbourn Securities, including Mr. Cagan, warrants to purchase an aggregate of 779,448 shares of our common stock.  Pursuant to the new Chadbourn Agreement, we are obligated to pay to Chadbourn Securities an advisory fee equal to 5 percent of the total proceeds raised from investors brought to us by Chadbourn Securities in our future equity financings and an additional unallocated expense reimbursement fee equal to 2 percent of the total proceeds from equity fundings received by us, and an advisory fee equal to 2 percent of the total proceeds raised from investors brought to us by Chadbourn Securities in future debt financings and an additional unallocated expense reimbursement fee equal to 1 percent of the total proceeds from all debt fundings received by us. In addition, we are obligated to issue to Chadbourn Securities warrants equal to 5 percent of the number and type of shares sold or issuable in our future equity financings to Chadbourn-originated investors. The Chadbourn Agreement’s term expires on December 31, 2008, and provides that if during a period of 12 months following termination, a transaction is consummated with an investor, bondholder, bank, financing entity, strategic partner, public company, or other entity introduced to us by Chadbourn Securities or based upon services provided by Chadbourn Securities, we shall be obligated to pay Chadbourn Securities fees and expense reimbursements equal to the fees and expenses which would have been payable to Chadbourn Securities as if the transaction had occurred during the term of the Chadbourn Agreement.

Indemnification Agreements
We have entered into a stockholder-approved Indemnification Agreement with all of our current officers and directors.

Review, Approval or Ratification of Transactions with Related Persons

Our Code of Ethics provides that all officers, directors and employees shall avoid all conflicts of interest or improper or unlawful conduct and even the appearance thereof, and, further, that only our Board of Directors may waive a conflict of interest or any other non-compliance with the Code of Ethics.  In accordance with the Code of Ethics and Section 144 of the Delaware General Corporation Law, it is the practice of our Board of Directors to review each contract or transaction between us and our directors, officers or employees, including the material facts as to the relationship or interest and as to the contract or transaction, determine in good faith whether such contract or transaction is fair as to our company, and to approve or ratify such contract or transaction if our Board of Directors determines the contract or transaction to be fair as to our company and in good faith authorizes the contract or transaction by affirmative vote of a majority of the disinterested directors, even though the disinterested directors be less than a quorum.

Our form of Indemnification Agreement was approved by our Board of Directors and stockholders, and the Chadbourn Agreement, was ratified by our Board of Directors.  The Advisory Agreement entered into with CMCP, the Consulting Agreement entered into with Liviakis Financial Communications, Inc., and the Original Chadbourn Agreement were assumed by us from ADS as a result of the merger of ADS into our company in May 2007.

Report of the Audit Committee of the Board of Directors

Our entire Board of Directors currently serves as its Audit Committee, and is directly responsible for general oversight of the integrity of our financial statements, our compliance with legal and regulatory requirements, the independent registered public accounting firm’s qualifications and independence, the performance of our internal audit function and independent registered public accounting firm, and risk assessment and risk management.  Our Board of Directors manages our relationship with our independent registered public accounting firm (which reports directly to our Board of Directors).  Our Board of Directors has the authority to obtain advice and assistance from outside legal, accounting or other advisors as our Board of Directors deems necessary to carry out its duties and receives appropriate funding, as determined by our Board of Directors, from our company for such advice and assistance.

Our management is primarily responsible for our internal control and financial reporting process.  Our independent registered public accounting firm, RBSM LLP, is responsible for performing an independent audit of our consolidated financial statements and issuing opinions on the conformity of those audited financial statements with United States generally accepted accounting principles and the effectiveness of our internal control over financial reporting. Our Board of Directors monitors our financial reporting process.

In this context, our Board of Directors hereby reports as follows:

1.  The Board of Directors has reviewed and discussed the audited financial statements with our management.

2.  The Board of Directors has discussed with the independent registered public accounting firm the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (Codification of Statements on Auditing Standards, AU 380), as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T.

3.  The Board of Directors anticipates receiving the written disclosures and communications from the independent registered public accounting firm required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees”), as adopted by the PCAOB in Rule 3600T within the next few months, and has discussed with the independent registered public accounting firm its independence.

4.  Based on the review and discussions referred to in paragraphs (1) through (3) above, the Board on March 12, 2008 approved that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2007, for filing with the Securities and Exchange Commission.

The Board of Directors of Pacific Asia Petroleum, Inc.

Frank C. Ingriselli
Laird W. Cagan
Elizabeth P. Smith
Robert C. Stempel

EXECUTIVE COMPENSATION

Compensation Committee Interlocks and Insider Participation

Our entire Board of Directors, comprised of Frank C. Ingriselli, Laird Q. Cagan, Elizabeth P. Smith, and Robert C. Stempel, serves as its Compensation Committee.  During parts of the last fiscal year, each of Dale Walter and Frank C. Ingriselli served as both a member of our Board of Directors and our Chief Executive Officer, and each of Messrs. Walter and Ingriselli participated in deliberations of our Board of Directors concerning executive officer compensation.  While Mr. Ingriselli is currently a member of our Board of Directors and is entitled as a Board member to participate in discussions and determinations related to his compensation, Mr. Ingriselli has recused, and plans to continue to recuse, himself from participating in such discussions and determinations with respect to bonus and compensation matters involving himself. With respect to the discussions and determinations by the Board to award Mr. Ingriselli a fiscal year 2006 bonus in June 2007 and a fiscal year 2007 bonus in December 2007, Mr. Ingriselli recused himself from participating in the discussions and determinations by the other members of our Board of Directors to award Mr. Ingriselli such bonuses, but executed unanimous written consents of the Board of Directors approving such bonuses in lieu of a formal Board meeting.

We are a party to an Advisory Agreement, dated December 1, 2006 (“Advisory Agreement”), with Cagan McAfee Capital Partners, LLC (“CMCP”), pursuant to which CMCP agreed to provide certain financial advisory and management consulting services to us. Pursuant to the Advisory Agreement, CMCP is entitled to receive a monthly advisory fee of $9,500 for management work commencing on December 11, 2006 and continuing until May 7, 2010.  In addition, the Advisory Agreement obligates us to indemnify CMCP against certain liabilities in connection with the engagement of CMCP under the Advisory Agreement.  Laird Q. Cagan, the Managing Director and 50% owner of CMCP, currently serves as a member of our Board of Directors and is a major stockholder of our company.

We are a party to an Engagement Letter, dated October 31, 2007 (the “Chadbourn Agreement”), with Chadbourn Securities, Inc. (“Chadbourn Securities”), which supersedes in its entirety that certain engagement letter, dated December 15, 2006, by and between Chadbourn Securities and Advanced Drilling Services, Inc. (the “Original Chadbourn Agreement”), that was assumed by the Company as a result of the merger of Advanced Drilling Services, LLC (“ADS”) into the Company in May 2007.  Mr. Cagan serves as a registered representative of Chadbourn Securities.  In connection with the private equity financing of ADS consummated in May 2007 (the “ADS Offering”) immediately prior to the merger, we assumed ADS’ obligation under the Original Chadbourn Agreement to pay to Chadbourn Securities a cash fee equal to 8 percent of gross equity proceeds raised from Chadbourn Securities-related investors and a 1 percent unallocated expense reimbursement for the ADS Offering as a whole.  In addition, we assumed ADS’ obligation under the Original Chadbourn Agreement to issue to Chadbourn Securities warrants to purchase a number of units of ADS Class B Membership Units equal to 10 percent of the ADS Class B Membership Units placed by Chadbourn Securities in the ADS Offering, and to indemnify Chadbourn Securities against certain liabilities in connection with the ADS Offering, including liabilities under the Securities Act. As a result of the placement agent services Chadbourn Securities provided to ADS in connection with the ADS Offering, and because we assumed ADS’ obligations under the Original Chadbourn Agreement as a result of the merger, following the merger, we paid to Chadbourn Securities $1,195,430 and issued to Chadbourn Securities, including Mr. Cagan, warrants to purchase an aggregate of 779,448 shares of our common stock.  Pursuant to the new Chadbourn Agreement, we are obligated to pay to Chadbourn Securities an advisory fee equal to 5 percent of the total proceeds raised from investors brought to us by Chadbourn Securities in our future equity financings and an additional unallocated expense reimbursement fee equal to 2 percent of the total proceeds from equity fundings received by us, and an advisory fee equal to 2 percent of the total proceeds raised from investors brought to us by Chadbourn Securities in future debt financings and an additional unallocated expense reimbursement fee equal to 1 percent of the total proceeds from all debt fundings received by us. In addition, we are obligated to issue to Chadbourn Securities warrants equal to 5 percent of the number and type of shares sold or issuable in our future equity financings to Chadbourn-originated investors. The Chadbourn Agreement’s term expires on December 31, 2008, and provides that if during a period of 12 months following termination, a transaction is consummated with an investor, bondholder, bank, financing entity, strategic partner, public company, or other entity introduced to us by Chadbourn Securities or based upon services provided by Chadbourn Securities, we shall be obligated to pay Chadbourn Securities fees and expense reimbursements equal to the fees and expenses which would have been payable to Chadbourn Securities as if the transaction had occurred during the term of the Chadbourn Agreement.

Report of the Compensation Committee of the Board of Directors

Our entire Board of Directors serves as its Compensation Committee, and has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, our Board of Directors approved the inclusion of the Compensation Discussion and Analysis in this proxy statement.

In the absence of a Compensation Committee, our entire Board of Directors serves as its Compensation Committee.  The members of our Board of Directors are as follows:

Frank C. Ingriselli
Laird Q. Cagan
Elizabeth P. Smith
Robert C. Stempel

Compensation Discussion and Analysis

Overview of Compensation Program. The Company does not have a separate Compensation Committee; rather, its Board of Directors serves in such capacity and has responsibility for establishing, implementing and continually monitoring adherence with the Company’s compensation philosophy. The Board strives to ensure that the total compensation paid to the named executives is fair, reasonable and competitive. Generally, the types of compensation and benefits provided to the named executives are similar to those provided to executive officers serving in similar positions and with similar responsibilities in other U.S. publicly-traded energy companies.  Throughout this proxy statement, the individuals who served as the Company’s Chief Executive Officer, Chief Financial Officer and Executive Vice President at the close of fiscal 2007 are referred to as the “named executive officers.”

Compensation Philosophy and Objectives.  In setting overall compensation for executive officers, the Board strives to achieve and balance the following objectives:

•	Hiring and retaining executive officers with the background and skills to help us achieve our Company’s objectives;

•	Aligning the goals of executive officers with those of the stockholders of the Company;

•	Motivating executive officers to achieve the Company’s key short, medium and long-term goals as determined from time to time by the Board;

•	Conserving cash by setting cash compensation levels consistent with market conditions and supplementing it with equity compensation; and

•	Providing sufficient ongoing cash compensation for our employees to meet their personal financial obligations.

The Board believes that specific executive’s compensation level and structure should be guided by the above objectives, and driven by the following principles:

•	Compensation for our executive officers should be strongly linked to performance as measured by the Board from time to time;

•	A portion of each executive’s compensation should include compensation that is at risk, contingent upon the Company’s performance and the success of the Company over time;

•	Compensation should be fair and competitive in relation to the marketplace and the compensation offered at the Company’s peer companies;

•	Employment security should be used to equalize our employment opportunities with those of more mature companies, if and as appropriate;

•	Sense of ownership and long-term perspective should be reaffirmed through our compensation structure; and

•	Outstanding individual achievement should be recognized.

Setting Executive Compensation.  Salaries and bonuses are our primary forms of cash compensation.  We strive to review employee compensation packages on an annual basis, and endeavor to set overall employee compensation competitively by utilizing benchmarks as reference points, using named executive officer compensation information gleaned from publicly-available compensation information for other U.S. publicly-traded energy companies, including Endeavor International Corporation, Harvest Natural Resources, Inc., Evolution Petroleum Corporation, FX Energy Inc., Harken Energy Corporation, and Far East Energy Corporation.  We try to provide a reasonable amount of cash compensation to our employees to enable them to meet their personal financial obligations.  We provide short-term incentives by awarding annual cash bonuses determined by the Board on a discretionary basis.  The bonuses reward achievement of short-term goals and allow us to recognize individual and team achievements.  The cash portion of our compensation structure consists of a higher percentage of salary as compared to bonus.  Bonuses and equity awards are our two forms of performance-based compensation.  We chose to use a mix of equity awards and cash awards for performance based compensation.

We provide long-term incentives through equity awards, consisting of stock options that vest over time and restricted stock subject to a Company repurchase option that lapses over time.  Equity awards are a non-cash form of compensation.  We believe equity awards are an effective way for us to reward achievement of long-term goals, conserve cash resources and create a sense of ownership in our executives.  Options become valuable only as long-term goals are achieved and our stock price rises.  They provide our executive officers with a personal stake in the performance of the Company’s equity even before vesting.  Restricted stock awards that vest over time provide similar incentives.  A large percentage of the total compensation paid to our executive officers consists of equity awards because we believe this is consistent with our philosophy of paying for performance and requiring more compensation to be at risk for employees at the highest level.

The Company is a party to an Executive Employment Agreement, dated September 29, 2006, with each of Frank C. Ingriselli, its President and Chief Executive Officer, and Mr. Stephen Groth, its Vice President and Chief Financial Officer, each of which were assumed by the Company as a result of the merger of IMPCO into the Company in May 2007.  The Executive Employment Agreement entered into with Mr. Ingriselli (the “Ingriselli Agreement”) and Mr. Groth (the “Groth Agreement”) each were originally approved by the Board of Managers of IMPCO in September 2006.  These Executive Employment Agreements each provide for a set base salary, cash bonus ranges, grants of equity options, and defined termination benefits, which we believe, in part, compensate for the relatively lower annual salary at our Company as compared to more mature companies by providing security.  As discussed further below, these Executive Employment Agreements include severance payment provisions that require the Company to continue Mr. Ingriselli’s and Mr. Groth’s salaries and benefits, respectively, for 36 months if employment is terminated without “Cause” or the executive resigns for “Good Reason,” as such terms are defined in the respective employment agreements, and to make a lump sum payment equal to 48 months salary and continue benefits for 48 months if such person is terminated within 12 months of a “Change in Control,” also as such term is defined in their respective employment agreements.  We believe the competitive compensation and the Executive Employment Agreements foster an environment of relative security within which we believe our executives will be able to focus on achieving Company goals.  For further discussion of the Company’s payment obligations to its named executive officers under the Executive Employment Agreement, see “Post-Termination Benefits” below.

Prior to the consummation of the mergers of ADS and IMPCO into the Company in May 2007, at which point the Company became an operating entity, the Company (while operating under is former names “Big Smith Brands, Inc.” and, subsequently, “Pacific East Advisors, Inc.”) did not provide any significant compensation to its named executive officers since approximately 2001.  In evaluating the Company’s named executive officers’ performance in year-ended December 31, 2007 for purposes of determining incentive bonus compensation for 2007, and in evaluating their future compensation for year 2008, the Company’s management asked its then-serving Director for Business Development and Special Projects to research named executive officer compensation for the following U.S. publicly-traded energy companies:  Endeavor International Corporation, Harvest Natural Resources, Inc., Evolution Petroleum Corporation, FX Energy Inc., Harken Energy Corporation, and Far East Energy Corporation.  The Company’s Director for Business Development and Special Projects compiled data regarding named executive officer compensation for these benchmark companies, and the Company’s Chief Executive Officer compared this data against the Company’s named executive officers’ then-current salaries, equity incentives and potential cash bonus payments, and presented the data to the Board.  The Board used this information, in part, to evaluate the named executive officers’ current and ongoing compensation packages and elements thereof as discussed below.

Role of the Chief Executive Officers in Compensation Decisions. The Board makes all compensation decisions for the named executive officers and approves recommendations regarding equity awards to other executives of the Company. Decisions regarding the non-equity compensation of other executives are made by the Chief Executive Officer in concert with the Board.

The Chief Executive Officer reviews the performance of various executives. The conclusions reached and recommendations based on these reviews, including with respect to salary adjustments and annual award amounts, are presented to the Board. The Board can exercise its discretion in modifying any recommended adjustments or awards to executives.

While Mr. Ingriselli is currently a member of the Company’s Board of Directors and is entitled as a Board member to participate in the determination of whether, and to what extent, he will be awarded a bonus under the Ingriselli Agreement, Mr. Ingriselli has recused, and plans to continue to recuse, himself from participating in such determinations with respect to bonus and compensation matters involving himself. With respect to the determination by the Board to award Mr. Ingriselli a fiscal year 2006 bonus in June 2007 and a fiscal year 2007 bonus in December 2007 as described further below, Mr. Ingriselli recused himself from participating in the determination by the other members of the Company’s Board of Directors to award Mr. Ingriselli such bonuses, but executed unanimous written consents of the Board approving such bonuses in lieu of a formal Board meeting.

Elements of Executive Compensation. Upon consummation of the mergers of IMPCO and ADS into the Company in May 2007, the named executive officers of IMPCO became the named executive officers of the Company, and the Company assumed the Executive Employment Agreements entered into by and between IMPCO and each of Frank C. Ingriselli and Stephen F. Groth.  Accordingly, the Company continued to pay base salary to each of its named executive officers consistent with the level of base salary paid to each such officer at the time of the consummation of the mergers, and the Company continues to be bound by the terms of the Executive Employment Agreements which include provisions governing base salary, performance based cash incentive compensation payments, long-term equity incentive compensation and post-termination benefits described in greater detail below.

In evaluating the Company’s named executive officers’ performance in year-ended December 31, 2007 for purposes of determining incentive bonus compensation for 2007, and in evaluating their future compensation for year 2008, the Board reviewed a combination of elements of the Company’s total compensation offering to each named executive officer as follows:

•	base salary;

•	performance-based cash incentive compensation;

•	long-term equity incentive compensation;

•	post-termination benefits; and

•	other personal benefits.

         Base Salary

The Company provides named executive officers and other employees with base salary to compensate them for services rendered during the fiscal year. Base salary ranges for named executive officers are determined for each executive based on his or her position and responsibility by using data compiled from benchmark entities, and, as applicable, base salary as set forth in such officer’s Executive Employment Agreement. The Company strives to maintain base salary ranges for its positions at between 75% and 125% of the midpoint of the base salary established for each range based on benchmark company data compiled by the Company.

During its review of base salaries for executives, the Board primarily considers:

•	data from benchmark entities;

•	internal review of the executive’s compensation, both individually and relative to other executive officers within the Company; and

•	individual performance of the executive.

Salary levels are typically considered annually as part of the Company’s performance review process as well as upon a promotion or other change in job responsibility. Merit based increases to salaries of named executives officers are based on the Board’s assessment of the individual’s performance.

In December 2007, the Board analyzed the compensation of each of the Company’s named executive officers, and determined the following with respect to base salary based, in part, on the benchmarks described herein, each executive’s performance during the fiscal year, and the Company’s overarching compensation objectives and philosophy, as follows:

•
Chief Executive Officer:  Pursuant to the Ingriselli Agreement, Mr. Ingriselli’s base salary is $350,000.  The Company’s review of benchmark companies indicated that his salary was approximately 10% below the average salary of the chief executive officers in the benchmark group, and that most every other benchmark company also increased the salary for its chief executive officer.  However, the Board determined not to increase Mr. Ingriselli’s salary at that time.

•
Chief Financial Officer:  Pursuant to the Groth Agreement, Mr. Groth’s annual base salary is $150,000.  The Company’s review of benchmark companies indicated that his salary was more than 35% below the average annual salary level of chief financial officers of the benchmark companies.  Based on Mr. Groth’s performance in fiscal year 2007 and his continued value to the Company, and after careful consideration, the Board deemed it to be in the best interest of the Company and its stockholders, and was fair and reasonable to the Company and its stockholders, to increase Mr. Groth’s annual base salary from $150,000 to $165,000, effective January 1, 2008.  Following this increase, Mr. Groth’s base salary remains approximately 20% below the average base salary of his peers in the benchmark companies.

•
Executive Vice President:  The Board determined that the $120,000 annual salary for Jamie Tseng, the Company’s Executive Vice President, was below the average annual salary level of executive vice presidents of the benchmark companies and, based on Mr. Tseng’s performance in fiscal year 2007 and his continued value to the Company, and after careful consideration, the Board deemed it to be in the best interest of the Company and its stockholders, and was fair and reasonable to the Company and its stockholders, to increase Mr. Tseng’s annual base salary from $120,000 to $140,000, effective retroactively to September 1, 2007.   Following this increase, Mr. Tseng’s base salary remains approximately 25% below the average base salary of his peers in the benchmark companies.

Performance-Based Cash Incentive Compensation

In December 2007, the Board also reviewed performance-based cash incentive compensation collected from the benchmark companies in its determination of whether, and to what extent, to award performance-based cash incentive compensation to the Company’s named executive officers.  The Board determined as follows:

•
Chief Executive Officer:  Pursuant to the Ingriselli Agreement, Mr. Ingriselli is entitled to an annual bonus of between 20 percent and 40 percent of his base salary, as determined by the Company’s Board based on his performance, the Company’s achievement of financial performance and other objectives established by the Board each year, provided, however, that his annual bonus may be less as approved by the Board based on his performance and the performance of the Company.  On June 15, 2007, the Board unanimously approved the payment of a fiscal year 2006 bonus in the amount of $80,000 for Mr. Ingriselli based on his performance in identifying, negotiating and entering into development agreements and letters of intent in China, and his leadership in consummating the mergers of IMPCO and ADS into the Company.  On December 17, 2007, the Board unanimously approved the payment of a fiscal year 2007 bonus in the amount of $140,000 to Mr. Ingriselli based on his role and efforts in (i) the successful consummation of the mergers of ADS and IMPCO into the Company in May 2007, (ii) the Company’s successful filing and effectiveness of its Form 10-SB with the SEC, (iii) the Company’s successful entry into definitive agreements with third parties including Sino Geophysical Co., Ltd., ChevronTexaco China Energy Company, China United Coalbed Methane Corp. Ltd., and Sino Gas & Energy Limited, (iv) leadership role in the Company’s efforts to raise additional capital necessary for consummation of the ChevronTexaco asset acquisitions, (v) establishing a Beijing office, and (vi) building and maintaining an experienced management and consultant team that contributed to the Chinese government’s recognition of the Company’s financial and technical qualifications.  This cash bonus amount was approximately 30% below the average cash bonus payment amount awarded to his peers in the benchmark group.

•
Chief Financial Officer:  Pursuant to the Groth Agreement, Mr. Groth is entitled to an annual bonus of between 20 percent and 30 percent of his base salary, as determined by the Company’s Board based on his performance, the Company’s achievement of financial performance and other objectives established by the Board each year, provided, however, that annual bonus may be less as approved by the Board based on his performance and the performance of the Company.  On June 15, 2007, the Board unanimously approved the payment of a fiscal year 2006 bonus in the amount of $10,000 to Mr. Groth based on his performance in helping IMPCO to identify, negotiate and enter into development agreements and letters of intent in China, and his assistance in moving the Mergers forward toward consummation through 2006.  On December 17, 2007, the Board unanimously approved the payment of a fiscal year 2007 bonus in the amount of $45,000 for Mr. Groth based on his role and efforts in (i) the successful consummation of the mergers of ADS and IMPCO into the Company in May 2007, (ii) the Company’s successful filing and effectiveness of its Form 10-SB with the SEC, (iii) the Company’s successful entry into definitive agreements with third parties including Sino Geophysical Co., Ltd., ChevronTexaco China Energy Company, China United Coalbed Methane Corp. Ltd., and Sino Gas & Energy Limited, (iv) assistance in raising additional capital necessary for consummation of the ChevronTexaco asset acquisitions, (v) establishing a Beijing office, and (vi) establishing the Company’s accounting and financial reporting systems and procedures and recruiting qualified accounting personnel.  This cash bonus amount was approximately 65% below the average cash bonus payment amount awarded to his peers in the benchmark group that reported paying bonuses to their chief financial officers.

•
Executive Vice President:  The Company and Jamie Tseng do not have any written employment agreement that entitled Mr. Tseng to any annual cash bonus, and the Board determined not to award Mr. Tseng any performance-based cash incentive awards in December 2007.

Long-term Equity Compensation

The Board of Directors of the Company periodically reviews the performance of its executive officers, employees and consultants and grants long-term equity compensation to qualified individuals under its 2007 Stock Plan.  In December 2007, the Board reviewed long-term equity compensation for the Company’s named executive officers as follows:

•
Chief Executive Officer:  Under the Ingriselli Agreement, Mr. Ingriselli is eligible for long-term incentive compensation, such as additional options to purchase shares of the Company’s capital stock, on such terms as established by the Board. To date, the Board has not established any terms, performance metrics or eligibility criteria for determining when, and to what extent, Mr. Ingriselli may be eligible for such long-term incentive compensation, or what such long-term incentive compensation may include.  By unanimous written consent of the Board on December 17, 2007, Mr. Ingriselli was awarded (i) options exercisable under the Company’s 2007 Plan for an aggregate of 80,000 shares of common stock of the Company that vests with respect to 13,336 shares on December 17, 2007, and 16,666 shares on December 17th of each year thereafter, and (ii) 50,000 shares of restricted common stock under the 2007 Plan that is subject to a Company repurchase option that lapses with respect to 40 percent of the shares on December 17, 2008, 30 percent of the shares on December 17, 2009, and 30 percent of the shares on December 17, 2010.  These long-term equity compensation grants subject to vesting over time were made based on his role and efforts in (i) the successful consummation of the mergers of ADS and IMPCO into the Company in May 2007, (ii) the Company’s successful filing and effectiveness of its Form 10-SB with the SEC, (iii) the Company’s successful entry into definitive agreements with third parties including Sino Geophysical Co., Ltd., ChevronTexaco China Energy Company, China United Coalbed Methane Corp. Ltd., and Sino Gas & Energy Limited, (iv) leadership role in the Company’s efforts to raise additional capital necessary for consummation of the ChevronTexaco asset acquisitions, (v) establishing a Beijing office, and (vi) building and maintaining an experienced management and consultant team that contributed to the Chinese government’s recognition of the Company’s financial and technical qualifications.  In addition, the Board issued these grants in order to heighten Mr. Ingriselli’s sense of ownership in the Company and to motivate him to achieve the Company’s medium and long-term goals.

•
Chief Financial Officer:  Under the Groth Agreement, Mr. Groth is eligible for long-term incentive compensation, such as additional options to purchase shares of the Company’s capital stock, on such terms as established by the Board. To date, the Board has not established any terms, performance metrics or eligibility criteria for determining when, and to what extent, Mr. Groth may be eligible for such long-term incentive compensation, or what such long-term incentive compensation may include.  By unanimous written consent of the Board on December 17, 2007, Mr. Groth was awarded (i) options exercisable under the Company’s 2007 Plan for an aggregate of 40,000 shares of common stock of the Company that vests with respect to 3,334 shares on December 17, 2007, 16,666 shares on December 17, 2008, 8,000 shares on December 17, 2009, 8,000 shares on December 17, 2010, and

4,000 shares on December 17, 2011, and (ii) 15,000 shares of restricted common stock under the 2007 Plan that is subject to a Company repurchase option that lapses with respect to 40 percent of the shares on December 17, 2008, 30 percent of the shares on December 17, 2009, and 30 percent of the shares on December 17, 2010.  These long-term equity compensation grants subject to vesting over time were made based on his role and efforts in (i) the successful consummation of the mergers of ADS and IMPCO into the Company in May 2007, (ii) the Company’s successful filing and effectiveness of its Form 10-SB with the SEC, (iii) the Company’s successful entry into definitive agreements with third parties including Sino Geophysical Co., Ltd., ChevronTexaco China Energy Company, China United Coalbed Methane Corp. Ltd., and Sino Gas & Energy Limited, (iv) assistance in raising additional capital necessary for consummation of the ChevronTexaco asset acquisitions, (v) establishing a Beijing office, and (vi) establishing the Company’s accounting and financial reporting systems and procedures and recruiting qualified accounting personnel.  In addition, the Board issued these grants in order to heighten Mr. Groth’s sense of ownership in the Company and to motivate him to achieve the Company’s medium and long-term goals.

•
Executive Vice President:  By unanimous written consent of the Board on December 17, 2007, Mr. Tseng was awarded options exercisable under the Company’s 2007 Plan for an aggregate of 15,000 shares of common stock of the Company that vests with respect to 7,500 shares on December 17, 2008, 3,000 shares on December 17, 2009, 3,000 shares on December 17, 2010, and 1,500 shares on December 17, 2011. This long-term equity compensation grant subject to vesting over time was made based on his performance in China and key role in developing relationships in China, and his support of Mr. Ingriselli in securing transactions in China.  In addition, the Board issued this grant in order to heighten Mr. Tseng’s sense of ownership in the Company and to motivate him to achieve the Company’s medium and long-term goals.

Post-Termination Benefits

The Company is a party to an Executive Employment Agreement, dated September 29, 2006, with each of Frank C. Ingriselli, its President and Chief Executive Officer, and Mr. Stephen Groth, its Vice President and Chief Financial Officer, which agreements were assumed by the Company as a result of the merger of IMPCO into the Company in May 2007.  These employment agreements contain, among other things, severance payment provisions that require the Company to continue Mr. Ingriselli’s and Mr. Groth’s salaries and benefits, respectively, for 36 months if employment is terminated without “Cause” or the executive resigns for “Good Reason,” as such terms are defined in the respective employment agreements, and to make a lump sum payment equal to 48 months salary and continue benefits for 48 months if such person is terminated within 12 months of a “Change in Control,” also as such term is defined in their respective employment agreements.  These agreements do not contain a definitive termination date, but both Mr. Ingriselli and Mr. Groth have the right to terminate his employment at any time without penalty.

“Cause” is defined in each of the Executive Employment Agreements to include, but is not be limited to:  (a) the executive’s refusal to follow lawful directions or the executive’s material failure to perform his duties (other than by reason of physical or mental illness, injury, or condition), in either case, after the executive has been given notice of his default and a reasonable opportunity to cure it; (b) the executive’s willful and continued failure to substantially comply with any material Company policy; (c) conviction of a felony or the entering of a plea of nolo contender to a felony, in either case having significant adverse effect on the business and affairs of the Company; or (d) the executive’s acceptance of a position with another business enterprise or venture without the Company’s written consent at any time before the executive has resigned from the Company or been discharged.

“Good Reason” is defined in each of the Executive Employment Agreements to mean the occurrence of one or more of the following events without the executive’s express written consent:  (i) the substantial and adverse diminution of the executive’s duties or responsibilities from those in effect immediately before the change in the executive’s position, other than merely as a result of the Company ceasing to be a public company, a change in the executive’s title, or the executive’s transfer to an affiliated company that assumes the Executive Employment Agreement; (ii) the reduction in the executive’s annual base salary, other than as part of across-the-board salary reductions affecting all executives of similar status employed by the Company or any entity in control of the Company; (iii) the Company’s failure to continue, or continue the executive’s participation in, any compensation plan in which the executive participated immediately before the event causing the executive’s resignation, which discontinuance is material to the executive’s total compensation, unless an equitable substitute arrangement has been adopted or made available on a basis not materially less favorable to the executive than the plan in effect immediately before the event causing the executive’s resignation, both as to the benefits the executive receives and the executive’s level of participation relative to other participants; (iv) any failure of any Company successor to assume the Executive Employment Agreement; and (v) any other material breach of the Executive Employment Agreement by the Company that is either not taken in good faith or, even if taken in good faith, is not remedied by the Company promptly after receipt of notice thereof from the executive.

“Change in Control” is defined in each of the Executive Employment Agreements to mean (i) the acquisition of more than 50% of the outstanding voting securities of the Company by an individual person or an entity or a group of individuals or entities acting in concert, directly or indirectly, through one transaction or a series of related transactions; (ii) a merger or consolidation of the Company with or into another entity after which the stockholders of the Company immediately prior to such transaction hold less than 50% of the voting securities of the surviving entities; or (iii) a sale of all or substantially all of the assets of the Company.

Assuming that Messrs. Ingriselli and Groth were terminated without “Cause” on December 31, 2007, severance amounts payable would have been $1,155,000 and $495,000 for Messrs. Ingriselli and Groth, respectively.

Assuming that Messrs. Ingriselli and Groth were terminated within 12 months of a “Change in Control” on December 31, 2007, severance amounts payable would have been $1,505,000 and $645,000 for Messrs. Ingriselli and Groth, respectively.

In addition to the above severance amounts payable, all unvested options issued to each of Messrs. Ingriselli, Groth and Tseng that were granted to such persons on September 29, 2006, would become 100% vested upon any termination of employment of such person without Cause, without good reason, or upon death or disability.

Pursuant to the Executive Employment Agreements entered into with each of Messrs. Ingriselli and Groth, each of Mr. Ingriselli and Groth are obligated for a period of 24 months after their respective agreement’s termination to (i) not solicit customers, suppliers or employees of the Company, and (ii) not engage in any employment or activity, without the written consent of the Board, if the loyal and complete fulfillment of his duties in such employment would inevitably require him to reveal or utilize confidential information of the Company, as reasonably determined by the Board.  Payment of the above severance amounts are not conditioned upon Messrs. Ingriselli’s and Groth’s satisfaction of their respective non-solicitation and non-competition obligations under their Executive Employment Agreements.

Other Personal Benefits

In 2007 the Company adopted a defined contribution 401(K) plan for its employees. The plan provides for Company matching of 200% on up to the first 3% of salary contributed by employees. Company contributions are immediately vested to the employee.  The named executive officers participate in this plan on the same basis as other employees.  There is no supplemental nonqualified plan of this type for officers.

Attributed costs of the personal benefits described above for the named executive officers for the fiscal year ended December 31, 2007 are included in the “Summary Compensation Table”.

The Company has also entered into indemnification agreements with its officers and directors, including the named executive officers, which provides for limitation of liability and indemnification of such individuals under certain circumstances as described under the heading “Limitation of Liability and Indemnification Matters” below.

Summary Compensation Table

The following table sets forth the compensation for the Principal Executive Officers (“PEO”), the Principal Financial Officer (“PFO”) and the Executive Vice President.  No other executive officer’s total compensation for the fiscal years ended December 31, 2006 or 2007 exceeded $100,000.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary		Bonus		Stock Awards(12)	Option Awards (13)	All other Compensation		Total

Frank C. Ingriselli	2006	-0-		$80,000	(8)	-0-	$11,815	$208,125	(14)	$299,940
President and Chief Executive Officer (PEO) (1)	2007	$262,500	(5)	$140,000	(9)	$7,479	$87,471	$63,450	(15)	$560,900

Jamie Tseng	2006	-0-		-0-		-0-	$7,089	$128,000	(16)	$135,089
Executive Vice President (2)	2007	-0-		-0-		-0-	$26,316	$134,673	(16)	$160,989

Stephen F. Groth	2006	$30,800	(6)	$10,000	(10)	-0-	$5,345	$59,450	(17)	$105,595
Vice President and Chief Financial Officer (PFO) (3)	2007	$135,600	(7)	$45,000	(11)	$2,244	$32,700	$11,436	(18)	$226,980

Dale Walter	2006	-0-		-0-		-0-	-0-	-0-		-0-
Former Chairman, President and Chief Executive Officer (PEO) (4)	2007	-0-		-0-		-0-	-0-	-0-		-0-

____________

(1)
Mr. Ingriselli was elected President and Chief Executive Officer, and designated a member of the Company’s Board of Directors, on May 7, 2007 upon closing of the mergers of Inner Mongolia Production Company LLC (“IMPCO”) and Advanced Drilling Services, LLC (“ADS”) into the Company (the “Mergers”). Prior to that, he served as Manager, Chief Executive Officer and President of IMPCO.

(2)	Mr. Tseng was elected Executive Vice President of the Company on May 7, 2007 upon closing of the Mergers. Prior to that, he served as Manager and Executive Vice President of IMPCO.

(3)	Mr. Groth was elected Vice President and Chief Financial Officer of the Company on May 7, 2007 upon closing of the Mergers. Prior to that, he served as Manager and Chief Financial Officer of IMPCO.

(4)	Mr. Walter served as the Company’s Chairman, President and Chief Executive Officer until he resigned from all positions with the Company on May 7, 2007 upon closing of the Mergers.

(5)	Represents employee salary as an officer of IMPCO from April 1, 2007 through May 6, 2007 and employee salary as an officer of Pacific Asia Petroleum, Inc. from May 7, 2007 to December 31, 2007

(6)	Represents employee salary as an officer of IMPCO.

(7)	Represents employee salary as an officer of IMPCO through May 6, 2007 and employee salary as an officer of Pacific Asia Petroleum, Inc. from May 7, 2007 to December 31, 2007.

(8)	Represents $80,000 fiscal year 2006 bonus awarded to Mr. Ingriselli by the Board of Directors of the Company and paid to Mr. Ingriselli in 2007.

(9)	Represents $140,000 fiscal year 2007 bonus awarded to Mr. Ingriselli by the Board of Directors of the Company and paid to Mr. Ingriselli in 2007.

(10)	Represents $10,000 fiscal year 2006 bonus awarded to Mr. Groth by the Board of Directors of the Company and paid to Mr. Groth in 2007.

(11)	Represents $45,000 fiscal year 2007 bonus awarded to Mr. Groth by the Board of Directors of the Company and paid to Mr. Groth in 2007.

(12)
Represents the compensation costs of restricted common stock awards under SFAS No. 123 (R) recorded to expense in the Company’s financial statements in year 2007.  The assumptions used are set forth in the Notes to Consolidated Financial Statements, Note 12 (“Stock-Based Compensation”) in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007.

(13)
Represents the compensation costs of stock options under SFAS No. 123 (R) recorded to expense in the Company’s financial statements for years 2006 and 2007 respectively.  The assumptions used are found in the Notes to Consolidated Financial Statements, Note 12 (“Stock-Based Compensation”) in Form 10-K for the year ended December 31, 2007.

(14)
Represents fees for Mr. Ingriselli’s provision of consulting services to IMPCO, including business development activities, negotiations and contract work, legal services, financial advisory services, and coordination activities pursuant to a consulting agreement entered into with IMPCO for the term of December 15, 2005 through December 31, 2006, and prior to his employment with the Company.

(15)
Represents fees for consulting services to IMPCO of $49,950 through March 31, 2007 prior to Mr. Ingriselli’s change in status from consultant to employee, and $13,500 in Company 401(K) plan contributions in 2007 during his service period as an employee, provided on the same basis as for all employees.

(16)
Represents fees for Mr. Tseng’s provision of consulting services to IMPCO and Pacific Asia Petroleum, Inc., including assistance with Beijing representative office activities, business development activities, negotiations, government relations activities and coordination activities, pursuant to consulting agreements. Also includes $3,000 in 2006 and $8,000 in 2007 for rent paid by IMPCO to Mr. Tseng for office space provided by Mr. Tseng in Beijing.

(17)	Represents fees for Mr. Groth’s provision of consulting services to IMPCO, including assistance with financial analysis and financial controls, accounting and other fiscal activities, pursuant to a consulting agreement entered into with IMPCO for the term of December 15, 2005 through August 31, 2006, and prior to his employment with the Company.

(18)	Represents Company 401(K) plan contributions in 2007, provided on the same basis as for all employees.

Tax and Accounting Considerations

Section 162(m) of the Internal Revenue Code, as amended, generally disallows a tax deduction to public companies for compensation in excess of $1 million paid to any executive officer unless such compensation is paid pursuant to a qualified performance-based compensation plan.  All compensation awarded to our executive officers in 2007 is expected to be tax deductible.  The Board considers such deductibility and the potential cost to the Company when granting awards and considering salary changes.

The Company accounts for equity awards under the provisions of Statement of Financial Accounting Standard No. 123 (revised 2004), Share-Based Payment (FAS No. 123(R)).  The Company charges the estimated fair value of option and restricted stock awards to income over the time of service provided by the employee to earn the award, typically the vesting period.  The fair value of options is measured using the Black-Scholes option pricing model.  The fair value of non-vested stock awards issued under the Company’s 2007 Stock Plan is measured by the fair market value of common stock of the Company determined in accordance with the 2007 Stock Plan as the mean between the representative bid and asked prices on the close of business the day immediately prior to the grant date as reported by Pink Sheets LLC, with no discount for vesting period or other restrictions.  The compensation expense to the Company under FAS No. 123(R) is one of the factors the Board considers in determining equity awards to be granted, and also may influence the vesting period chosen.

Limitation of Liability and Indemnification Matters

Under Section 145 of the Delaware General Corporation Law (the “DGCL”), the Company has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). The Company’s Bylaws provide that, to the fullest extent permitted by law, the Company shall indemnify and hold harmless any person who was or is made or is threatened to be made a party or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that such person, or the person for whom he is the legally representative, is or was a director or officer of the Company, against all liabilities, losses, expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such proceeding.

The Company’s Restated Certificate of Incorporation provides for the indemnification of, and advancement of expenses to, such agents of the Company (and any other persons to which Delaware law permits the Company to provide indemnification) through Bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted under Section 145 of the DGCL, subject only to limits created by applicable Delaware law (statutory or non-statutory), with respect to actions for breach of duty to the Company, its stockholders and others. The provision does not affect directors’ responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws. The Company has entered into indemnification agreements with certain of its current executive officers and directors, and intends to enter into agreements with its future directors and executive officers, that require the Company to indemnify such persons to the fullest extent permitted by law, against expenses, judgments, fines, settlements and other amounts incurred (including attorneys’ fees), and advance expenses if requested by such person, in connection with investigating, defending, being a witness in, participating, or preparing for any threatened, pending, or completed action, suit, or proceeding or any alternative dispute resolution mechanism, or any inquiry, hearing, or investigation (collectively, a “Proceeding”), relating to any event or occurrence that takes place either prior to or after the execution of the indemnification agreement, related to the fact that such person is or was a director or officer of the Company, or while a director or officer is or was serving at the request of the Company as a director, officer, employee, trustee, agent, or fiduciary of another foreign or domestic corporation, partnership, joint venture, employee benefit plan, trust, or other enterprise, or was a director, officer, employee, or agent of a foreign or domestic corporation that was a predecessor corporation of the Company or of another enterprise at the request of such predecessor corporation, or related to anything done or not done by such person in any such capacity, whether or not the basis of the Proceeding is alleged action in an official capacity as a director, officer, employee, or agent or in any other capacity while serving as a director, officer, employee, or agent of the Company. Indemnification is prohibited on account of any Proceeding in which judgment is rendered against such persons for an accounting of profits made from the purchase or sale by such persons of securities of the Company pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934, as amended, or similar provisions of any federal, state, or local laws. The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder.  The Company has been informed that in the opinion of the Securities and Exchange Commission, indemnification provisions, such as those contained in the Company’s Restated Certificate of Incorporation, are unenforceable with respect to claims arising under federal securities laws and, therefore, do not eliminate monetary liability of directors.

Insurance. The Company currently maintains an Executive and Organization Liability Insurance Policy issued by Illinois National Insurance Company, a member company of American International Group, Inc. (“AIG”).  This policy provides insurance coverage on behalf of any person who is or was a director, officer or employee of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another company, partnership, joint venture, trust or other enterprise against liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Company would have the power to indemnify him against liability under the provisions of this section.

Settlement by the Company. The right of any person to be indemnified is subject always to the right of the Company by its Board of Directors, in lieu of such indemnity, to settle any such claim, action, suit or proceeding at the expense of the Company by the payment of the amount of such settlement and the costs and expenses incurred in connection therewith.

Grants of Plan-Based Awards in the Last Fiscal Year

The following table sets forth information with respect to incentive stock options and restricted stock granted to the executive officers named in the Summary Compensation Table during the year ended December 31, 2007 under the Company’s 2007 Stock Plan.

Grants of Plan–Based Awards in Year 2007

							Closing
				Option			Stock
				Awards: Number		Exercise or	Price on	Grant Date Fair
		Stock		of Securities		Base Price of	Date of	Value of Stock
		Awards: Number		Underlying		Option Awards	Awards	and
Name	Grant Date	of Shares of Stock		Options		($/Sh) (1)	($/Sh)(2)	Option Awards

Frank C. Ingriselli (PEO)	12/17/2007	-		80,000	(3)	$6.00	$7.00	$271,315
	12/17/2007	50,000	(4)	-				$300,000

Stephen F. Groth (PFO)	12/17/2007	-		40,000	(5)	$6.00	$7.00	$134,387
	12/17/2007	15,000	(4)	-				$90,000

Jamie Tseng	12/17/2007	-		15,000	(6)	$6.00	$7.00	$50,607
____________

(1)
The exercise price of option awards issued under the Company’s 2007 Stock Plan is equal to the fair market value of common stock of the Company as determined in accordance with the 2007 Stock Plan as the mean between the representative bid and asked prices on the close of business the day immediately prior to the applicable Grant Date as reported by Pink Sheets LLC.

(2)
The closing stock price on the date the option awards were granted (December 17, 2007) is different from the exercise price of the option awards because, in accordance with the Company’s 2007 Stock Plan under which these option awards were granted, the exercise price for such option awards is equal to the fair market value of common stock of the Company calculated as the mean between the representative bid and asked prices on the close of business the day immediately prior to the date these option awards were granted (December 14, 2007) as reported by Pink Sheets LLC.

(3)
The Options will vest and become exercisable as follows:  (i) 16,666 of the shares on December 17, 2008; (ii) 16,666 of the shares on December 17, 2009; (iii) 16,666 of the shares on December 17, 2010; and (iv) 16,666 of the shares vest on December 17, 2011, for so long as Mr. Ingriselli remains an employee of or a consultant to the Company, and subject to the terms and conditions of a stock option agreement entered into by and between Mr. Ingriselli.

(4)
Grant of restricted stock subject to forfeiture.  40% of the shares will become vested and nonforfeitable on December 17, 2008, 30% of the shares will become vested and nonforfeitable on December 17, 2009, and the balance 30% of the shares will become vested and nonforfeitable on December 17, 2010, for so long as the recipient of the stock remains an employee of or consultant to the Company and subject to the terms and conditions of the restricted stock purchase agreement entered into by and between the Company and the grantee.

(5)
The Options will vest and become exercisable as follows:  (i) 16,666 of the shares on December 17, 2008; (ii) 8,000 of the shares on December 17, 2009; (iii) 8,000 of the shares on December 17, 2010; and (iv) 4,000 of the shares vest on December 17, 2011, for so long as Mr. Groth remains an employee of or a consultant to the Company, and subject to the terms and conditions of a stock option agreement entered into by and between Mr. Groth.

(6)
The Options will vest and become exercisable as follows:  (i) 7,500 of the shares on December 17, 2008; (ii) 3,000 of the shares on December 17, 2009; (iii) 3,000 of the shares on December 17, 2010; and (iv) 1,500 of the shares vest on December 17, 2011, for so long as Mr. Tseng remains an employee of or a consultant to the Company, and subject to the terms and conditions of a stock option agreement entered into by and between Mr. Tseng.

Narrative to Summary Compensation Table and Grants of Plan-Based Awards Table

Employment Agreements with Named Executive Officers

Employment Agreement with Frank C. Ingriselli.  The Company and Mr. Ingriselli are parties to the Ingriselli Agreement. This employment agreement contains, among other things, severance payment provisions that require the Company to continue Mr. Ingriselli’s salary and benefits for 36 months if employment is terminated without “cause,” as such is term defined in the Ingriselli Agreement, and to make a lump sum payment equal to 48 months salary and continue benefits for 48 months if terminated within 12 months of a “change in control,” also as such term is defined in the Ingriselli Agreement. This agreement does not contain a definitive termination date, but Mr. Ingriselli does have the right to terminate his employment at any time without penalty. The Ingriselli Agreement also prohibits Mr. Ingriselli from engaging in competitive activities during and for a period of 24 months following termination of his employment that would result in disclosure of the Company’s confidential information, but do not contain a general restriction on engaging in competitive activities.  Pursuant to the Ingriselli Agreement, Mr. Ingriselli’s annual base salary is $350,000, and he is entitled to an annual bonus of between 20% and 40% of his base salary, as determined by the Company’s Board of Directors based on his performance, the Company’s achievement of financial performance and other objectives established by the Board of Directors each year, provided, however, that his annual bonus may be less as approved by the Board of Directors based on his performance and the performance of the Company.  Under the agreement, Mr. Ingriselli is also eligible for long-term incentive compensation, such as additional options to purchase shares of the Company’s capital stock, on such terms as established by the Board of Directors. To date, the Board of Directors has not established any terms, performance metrics or eligibility criteria for determining when, and to what extent, Mr. Ingriselli may be eligible for such long-term incentive compensation, or what such long-term incentive compensation may include.

Employment Agreement with Stephen F. Groth.  The Company and Mr. Ingriselli are parties to the Groth Agreement.  This employment agreement contains, among other things, severance payment provisions that require the Company to continue Mr. Groth’s salary and benefits for 36 months if employment is terminated without “cause,” as such term is defined in the Groth Agreement, and to make a lump sum payment equal to 48 months salary and continue benefits for 48 months if terminated within 12 months of a “change in control,” as such term is defined in the Groth Agreement. This agreement does not contain a definitive termination date, but Mr. Groth does have the right to terminate his employment at any time without penalty. The Groth Agreement also prohibits Mr. Groth from engaging in competitive activities during and for a period of 24 months following termination of his employment that would result in disclosure of the Company’s confidential information, but does not contain a general restriction on engaging in competitive activities.  Pursuant to the Groth Agreement, Mr. Groth’s annual base salary is $150,000 (changed to $165,000 effective January 1, 2008), and he is entitled to an annual bonus of between 20% and 30% of his base salary, as determined by the Company’s Board of Directors based on his performance, the Company’s achievement of financial performance and other objectives established by the Board of Directors each year, provided, however, that annual bonus may be less as approved by the Board of Directors based on his performance and the performance of the Company.   Under the agreement, Mr. Groth is eligible for long-term incentive compensation, such as additional options to purchase shares of the Company’s capital stock, on such terms as established by the Board of Directors. To date, the Board of Directors has not established any terms, performance metrics or eligibility criteria for determining when, and to what extent, Mr. Groth may be eligible for such long-term incentive compensation, or what such long-term incentive compensation may include.

2007 Stock Plan

The Company’s Board of Directors and stockholders approved and adopted the 2007 Stock Plan on May 7, 2007 (the “2007 Plan”).  The 2007 Plan provides for the grant of restricted stock, incentive and/or non-qualified options, and stock appreciation rights (“SARs”) to employees, directors and consultants of the Company to purchase up to an aggregate of 4,000,000 shares of common stock. The purpose of the 2007 Plan is to provide participants with incentives which will encourage them to acquire a proprietary interest in, and continue to provide services to, the Company, and to attract new employees, directors and consultants with outstanding qualifications. The 2007 Plan is administered by the Board of Directors, which has discretion to select optionees and to establish the terms and conditions of each option, subject to the provisions of the 2007 Plan.

Pursuant to the 2007 Plan, the Company may from time to time grant its employees, directors and consultants restricted stock and options to purchase shares of, and SARs with respect to, the Company’s common stock at exercise prices determined by the Board of Directors. The exercise price of incentive stock options may not be less than 110% of the fair market value of common stock as of the date of grant if the recipient holds 10% or more of the Company’s common stock. The Internal Revenue Code currently limits to $100,000 the aggregate value of common stock that may be acquired in any one year pursuant to incentive stock options under the 2007 Plan or any other option plan adopted by the Company. Nonqualified options may be granted under the 2007 Plan at an exercise price of not less than 85% of the fair market value of the common stock on the date of grant.  Nonqualified options may be granted without regard to any restriction on the amount of common stock that may be acquired pursuant to such options in any one year. Options may not be exercised more than ten years after the date of grant. All stock options are non-transferrable by the grantee (other than upon the grantee’s death) and may be exercised only by the optionee during his service to the Company as an employee, director or consultant or for a specified period of time following termination of such service. The aggregate number of shares of common stock issuable under the 2007 Plan, the number of shares of stock, options and SARs outstanding, and the exercise price thereof are subject to adjustment in the case of certain transactions such as mergers, recapitalizations, stock splits or stock dividends.

Pursuant to the 2007 Plan, in the event of a pending or threatened takeover bid, tender offer or exchange offer for twenty percent (20%) or more of the outstanding common stock or any other class of stock or securities of the Company (other than a tender offer or exchange offer made by the Company or any of its subsidiaries), whether or not deemed a tender offer under applicable federal or state law, or in the event that any person makes any filing under Section 13(d) or 14(d) of the Exchange Act with respect to the Company, other than a filing on Form 13G or Form 13D, the Board of Directors may in its sole discretion, without obtaining stockholder approval, take one or more of the following actions to the extent not inconsistent with other provisions of the 2007 Plan: (a) accelerate the exercise dates of any outstanding option or SAR, or make the option or SAR fully vested and exercisable; (b) pay cash to any or all holders of options or SARs in exchange for the cancellation of their outstanding options or SARs; or (c) make any other adjustments or amendments to the 2007 Plan and outstanding options or SARs and substitute new options or SARs for outstanding options or SARs.

In general, upon the termination of service to the Company as an employee, director or consultant of an optionee or restricted stock or SAR recipient, all options, shares of restricted stock and SARs granted to such person that have not yet vested will immediately terminate, and those options and SARs that have vested as of the date of termination will be exercisable for 90 days after such termination date (12 months in the case of termination by reason of death or disability).

As of December 31, 2007, options to purchase an aggregate of 180,000 shares of common stock and restricted stock grants of an aggregate of 175,400 shares of common stock had been issued under the 2007 Plan. The 2007 Plan terminates on May 7, 2017.

Outstanding Equity Awards at Fiscal Year End

The following table shows information concerning unexercised stock options as of December 31, 2007 for the executive officers named in the Summary Compensation Table.

Outstanding Equity Awards at December 31, 2007 (Option Awards)

	Number of Securities
	Underlying Unexercised		Option		Option
	Options (#)		Exercise		Expiration
Name	Exercisable	Unexercisable	Price ($/Sh)		Date

Frank C. Ingriselli (PEO)	136,000	204,000 (1)	$0.56		9/29/2016
	13,336	66,664 (2)	6.00	(7)	12/17/2017

Stephen F. Groth (PFO)	62,560	93,840 (3)	$0.56		9/29/2016
	3,334	36,666 (4)	6.00	(7)	12/17/2017

Jamie Tseng	81,600	122,400 (5)	$0.56		9/29/2016
	0	15,000 (6)	6.00	(7)	12/17/2017
____________

(1)
The Options will vest and become exercisable as follows:  (i) 68,000 of the shares on September 29, 2008; (ii) 68,000 of the shares on September 29, 2009; and (iii) 68,000 of the shares on September 29, 2010. Vesting shall terminate upon the date of any termination of employment for cause or with good reason, and all vesting shall be accelerated upon any termination of employment without cause, without good reason, or upon death or disability (as defined).

(2)
The Options will vest and become exercisable as follows:  (i) 16,666 of the shares on December 17, 2008; (ii) 16,666 of the shares on December 17, 2009; (iii) 16,666 of the shares on December 17, 2010; and (iv) 16,666 of the shares vest on December 17, 2011, for so long as Mr. Ingriselli remains an employee of or a consultant to the Company, and subject to the terms and conditions of a stock option agreement entered into by and between Mr. Ingriselli.

(3)	The Options will vest and become exercisable as follows: (i) 31,280 of the shares on September 29, 2008; (ii) 31,280 of the shares on September 29, 2009; and (iii) 31,280 of the shares on September 29, 2010. Vesting shall terminate upon the date of any termination of employment for cause or with good reason, and all vesting shall be accelerated upon any termination of employment without cause, without good reason, or upon death or disability (as defined).

(4)
The Options will vest and become exercisable as follows:  (i) 16,666 of the shares on December 17, 2008; (ii) 8,000 of the shares on December 17, 2009; (iii) 8,000 of the shares on December 17, 2010; and (iv) 4,000 of the shares vest on December 17, 2011, for so long as Mr. Groth remains an employee of or a consultant to the Company, and subject to the terms and conditions of a stock option agreement entered into by and between Mr. Groth.

(5)
The Options will vest and become exercisable as follows:  (i) 40,800 of the shares on September 29, 2008; (ii) 40,800 of the shares on September 29, 2009; and (iii) 40,800 of the shares on September 29, 2010. Vesting shall terminate upon the date of any termination of employment for cause or with good reason, and all vesting shall be accelerated upon any termination of employment without cause, without good reason, or upon death or disability.

(6)
The Options will vest and become exercisable as follows:  (i) 7,500 of the shares on December 17, 2008; (ii) 3,000 of the shares on December 17, 2009; (iii) 3,000 of the shares on December 17, 2010; and (iv) 1,500 of the shares vest on December 17, 2011, for so long as Mr. Tseng remains an employee of or a consultant to the Company, and subject to the terms and conditions of a stock option agreement entered into by and between Mr. Tseng.

(7)
The fair market value of common stock of the Company determined in accordance with the 2007 Stock Plan as the mean between the representative bid and asked prices on the close of business the day immediately prior to the date of grant as reported by Pink Sheets LLC.

The following table shows information concerning unvested restricted shares as of December 31, 2007 for the executive officers named in the Summary Compensation Table.

Outstanding Equity Awards at December 31, 2007 (Stock Awards)

	Number of Shares	Market Value of Shares
Name	Not Vested (1)	Not Vested ($) (2)
Frank C. Ingriselli (PEO)	50,000	$513,500

Stephen F. Groth (PFO)	15,000	$154,050
 ____________

(1)
Grant of restricted stock subject to forfeiture.  40% of the shares will become vested and nonforfeitable on December 17, 2008, 30% of the shares will become vested and nonforfeitable on December 17, 2009, and the balance 30% of the shares will become vested and nonforfeitable on December 17, 2010, for so long as the recipient of the stock remains an employee of or consultant to the Company and subject to the terms and conditions of the restricted stock purchase agreement entered into by and between the Company and the grantee.

(2)	Based on $10.27 per share, the mean of the closing bid and ask prices of the common stock as reported by Pink Sheets LLC on December 31, 2007.

Option Exercises and Stock Vested in Last Fiscal Year

No options were exercised by any of the Company’s executive officers who are named in the Summary Compensation Table during the year ended December 31, 2007.  No restricted stock vested during the fiscal year ended December 31, 2007 for the executive officers named in the Summary Compensation Table.

DIRECTOR COMPENSATION

Compensation of Directors

There are no standard arrangements by which directors of the Company are compensated for their services as directors, and none of the directors received any cash compensation for their services as such during the most recently completed fiscal year.  The Company issued 10,000 shares of restricted common stock under its 2007 Stock Plan to current director Elizabeth P. Smith in December 2007 in consideration for her past services to the Company and to provide her with future incentive to continue serving on the Board, 50 percent of which will become vested on July 1, 2008, and the balance 50 percent of which will become vested on January 1, 2009, subject to the terms and conditions of a restricted stock purchase agreement entered into by and between the

Company and Ms. Smith.  In December 2007 the Company also issued to current director, Chief Executive Officer and President, Frank C. Ingriselli long-term equity compensation as described under “Long-Term Equity Compensation” above in connection with his services as the President and Chief Executive Officer of the Company.  The Board determined not to award Mr. Laird Cagan any additional long-term equity compensation in connection with his role as a member of the Board.

Directors are also reimbursed for travel and other reasonable expenses relating to meetings of the Board.

The following table sets forth for each director who is not also a named executive in the Summary Compensation Table, compensation for the year ended December 31, 2007:

Director Compensation for the Year 2007

Name (1)	Cash Fees Earned	Stock Awards		All Other Compensation		Total

Elizabeth P. Smith	$ 0	$ 60,000	(2)	$ 0		$ 60,000

Laird Q. Cagan	$ 0	$ 0		$ 1,189,771	(3)	$1,189,771
____________

(1)
The Company also issued 10,000 shares of restricted common stock under its 2007 Stock Plan to current director Robert C. Stempel upon his appointment as a director in February 2008, 50 percent of which will become vested on September 17, 2008, and the balance 50 percent of which will become vested on March 17, 2009, for so long as Mr. Stempel remains a director, an employee of or a consultant to the Company, and subject to the terms and conditions of a restricted stock purchase agreement entered into by and between the Company and Mr. Stempel.   The fair market value per share at the time of issuance of Mr. Stempel’s stock grant was $12.50 per share, for a total compensation amount of $125,000.

(2)
The Stock Award value is calculated by multiplying the number of shares of common stock awarded (10,000 shares), by $6.00 per share, the fair market value of common stock of the Company determined in accordance with the 2007 Stock Plan as the mean between the representative bid and asked prices on the close of business the day immediately prior to the Grant Date of December 17, 2007 as reported by Pink Sheets LLC.

(3)
Represents indirect cash payments made to Mr. Cagan as follows: (i) $114,000 in fees earned by Cagan McAfee Capital Partners, LLC (“CMCP”) for services per an Advisory Agreement dated December 1, 2006 (Mr. Cagan is the Managing Director and 50% owner of CMCP); (ii) $741,646 of the aggregate $1,195,430 in placement agent fees paid to Chadbourn Securities, Inc. (“Chadbourn”) in connection with the ADS Offering (defined above) consummated in May 2007, which represents the portion of Chadbourn’s placement agent fees paid to Mr. Cagan as its registered representative as reported to the Company by Chadbourn; and (iii) value of warrants to purchase 696,094 shares of common stock of the Company issued to Mr. Cagan as a registered representative of Chadbourn in connection with the ADS Offering consummated in May 2007, calculated at $0.48 per share as the fair market value at grant date using the Black-Scholes option pricing model.

STOCK OWNERSHIP INFORMATION

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding the beneficial ownership of common stock as of June 19, 2008, by (i) each person who is known by the Company to own beneficially more than 5% of the outstanding common stock; (ii) each of the Company’s directors and director nominees; (iii) each executive officer identified in the Summary Compensation Table; and (iv) all executive officers and directors of the Company as a group:

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial ownership (1)		Percent of Class

Common Stock	Laird Q. Cagan	4,001,094	(2)	9.80%
	10600 N. De Anza Blvd.
	Suite 250
	Cupertino, CA 95014

Common Stock	Frank C. Ingriselli	3,952,915	(3)	9.82%
	250 East Hartsdale Ave.
	Hartsdale, NY 10530

Common Stock	Eric A. McAfee	3,235,000	(4)	8.06%
	10600 N. De Anza Blvd.
	Suite 250
	Cupertino, CA 95014

Common Stock	Linden Growth	3,200,000	(5)	7.98%
	Partners Master Fund, LP
	718 South State Street
	Suite 101
	Clarks Summit, PA18411

Common Stock	John Liviakis	2,250,000	(6)	5.61%
	655 Redwood Road
	Suite 395
	Mill Valley, CA94941

Common Stock	Jamie Tseng	881,495	(7)	2.19%
	250 East Hartsdale Ave.
	Hartsdale, NY 10530

Common Stock	Stephen F. Groth	753,894	(8)	1.88%
	250 East Hartsdale Ave.
	Hartsdale, NY 10530

Common Stock	Elizabeth Patience Smith	188,947		*
	250 East Hartsdale Ave.
	Hartsdale, NY 10530

Common Stock	Robert C. Stempel	10,000		*
	250 East Hartsdale Ave.
	Hartsdale, NY 10530

Common Stock	Dale Walter	0	(9)	0%
	10600 N. De Anza Blvd.
	Suite 250
	Cupertino, CA 95014

Common Stock	All Directors and	9,788,345	(10)	23.81%
	Executive Officers as a Group (7 persons)
____________

*	Less than 1 percent

(1)
Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of common stock subject to options, warrants or convertible securities that are currently exercisable, or exercisable within 60 days of June 19, 2008, are deemed outstanding for computing the percentage of the person holding such options, warrants or convertible securities but are not deemed outstanding for computing the percentage of any other person. Except as indicated by footnote and subject to community property laws where applicable, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

(2)
Includes (i) 2,870,000 shares of the Company’s common stock owned by Cagan Capital, LLC, a fund owned by Mr. Laird Cagan, a member of the Company’s Board of Directors; (ii) 100,000 shares of the Company’s common stock owned by KRC Trust and 100,000 shares of the Company’s common stock owned by KQC Trust, trusts for Mr. Cagan’s daughters for which Mr. Cagan is trustee; (iii) 235,000 of the 470,000 shares of the Company’s common stock owned by Cagan McAfee Capital Partners, LLC, of which Mr. Cagan is a 50 percent owner; and (iv) 696,094 shares of the Company’s common stock issuable upon exercise of immediately exercisable warrants issued to Mr. Cagan. Does not include (i) 50 percent of the Company’s common stock owned by Cagan McAfee Capital Partners, LLC, and (ii) 83,354 shares of the Company’s common stock issuable upon exercise of immediately exercisable warrants issued to Chadbourn Securities, Inc., a broker-dealer for which Mr. Cagan serves as Managing Director.

(3)
Includes (i) 3,793,579 shares of the Company’s common stock held directly by Mr. Ingriselli, (ii) options exercisable on September 29, 2007 for 136,000 shares of the Company’s common stock pursuant to an option grant exercisable for an aggregate of 340,000 shares of common stock of the Company that vests 40 percent on September 29, 2007, and 20 percent on September 29 of each year thereafter, (iii) options exercisable on December 17, 2007 for an aggregate of 13,336 shares of common stock pursuant to an option grant exercisable for an aggregate of 80,000 shares of common stock of the Company that vests with respect to 13,336 shares on December 17, 2007, and 16,666 shares on December 17 of each year thereafter, and (iv) 5,000 shares of the Company’s common stock owned by Mr. Ingriselli’s daughter and 5,000 shares of the Company’s common stock owned by Mr. Ingriselli’s son.  Does not include 50,000 shares of the Company’s common stock owned by Brightening Lives Foundation Inc., a charitable foundation run by Mr. Ingriselli. Mr. Ingriselli disclaims beneficial ownership over such shares.

(4)
Includes (i) 2,600,000 shares of the Company’s common stock owned by McAfee Capital, LLC, a fund owned by Mr. Eric McAfee and his wife; (ii) 400,000 shares of the Company’s common stock owned by P2 Capital, LLC, a fund owned by Mr. McAfee’s wife and children, and (iii) 235,000 of the 470,000 shares of common stock owned by Cagan McAfee Capital Partners, LLC, of which Mr. McAfee is a 50 percent owner. Does not include (i) 50 percent of the Company common stock owned by Cagan McAfee Capital Partners, LLC, and (ii) 100,000 shares of the Company’s common stock owned by Park Capital VII, LP, a limited partnership administered by Mr. McAfee’s brother, Adam McAfee, whose limited partners include Mr. McAfee’s friends and family. Mr. McAfee disclaims beneficial ownership over such shares.

(5)
Linden Growth Partners Master Fund, LP, is a Cayman Islands exempted limited partnership whose general partner is Linden Capital Management IV, LLC, a Delaware limited liability company whose President and controlling member is Paul J. Coviello.

(6)
Includes 1,170,000 shares of common stock held by Liviakis Financial Communications, Inc. and 1,080,000 shares of common stock held by Mr. Liviakis individually. Liviakis Financial Communications, Inc. is the Company’s public relations firm, and John Liviakis is its sole shareholder, President and Chief Executive Officer.

(7)
Includes (i) 799,895 shares of the Company’s common stock held by Golden Ring International Consultants, a British Virgin Islands company wholly-owned by Mr. Tseng, and (ii) options exercisable on September 29, 2007 for 81,600 shares of the Company’s common stock pursuant to an option grant exercisable for an aggregate of 204,000 shares of common stock of the Company that vests 40 percent on September 29, 2007, and 20 percent on September 29 of each year thereafter.

(8)
Includes (i) 275,000 shares of the Company’s common stock held directly by Mr. Groth, (ii) options exercisable on September 29, 2007 for 62,560 shares of the Company’s common stock pursuant to an option grant exercisable for an aggregate of 156,400 shares of common stock of the Company that vests 40 percent on September 29, 2007, and 20 percent on September 29 of each year thereafter, (iii) options exercisable on December 17, 2007 for an aggregate of 3,334 shares of common stock pursuant to an option grant exercisable for an aggregate of 40,000 shares of common stock of the Company that vests with respect to 3,334 shares on December 17, 2007, 16,666 shares on December 17, 2008, 8,000 shares on December 17, 2009, 8,000 shares on December 17, 2010, and 4,000 shares on December 17, 2011, and (iv) 413,000 shares of the Company’s common stock owned by Mr. Groth’s spouse.  Excludes (i) 44,737 shares of the Company’s common stock owned by Mr. Groth’s adult son, (ii) 44,737 shares of the Company’s common stock owned by Mr. Groth’s adult daughter, and (iii) 238,947 shares of the Company’s common stock owned by Mr. Groth’s brother.

(9)	Mr. Walter is a former director, Chairman, President and Chief Executive Officer of the Company who resigned from all positions with the Company on May 7, 2007.

(10)
Includes all shares of the Company’s common stock, immediately exercisable warrants to purchase Company common stock, and options to purchase Company common stock exercisable within sixty (60) days of June 19, 2008 beneficially owned or held by (i) Messrs. Ingriselli and Walter, each of whom served as Chief Executive Officer of the Company during the last completed fiscal year, (ii) Messrs. Cagan and Stempel, and Ms. Smith, who currently serve as directors of the Company, and (iii) Messrs. Groth and Tseng, who currently serve as executive officers of the Company and did so at the end of the Company’s last completed fiscal year.

Section 16(a) Beneficial Ownership Reporting Compliance

Under Section 16(a) of the Securities Exchange Act of 1934 and rules promulgated thereunder, the Company’s directors, executive officers, and any person holding beneficially more than 10% of the Company’s common stock are required to report their ownership of the Company’s securities and any changes in that ownership to the Securities and Exchange Commission and to file copies of the reports with the Company.   Specific due dates for these reports have been established, and the Company is required to report in this proxy statement any failures to file by these dates during the last fiscal year.

Based upon a review of filings with the SEC and written representations that no other reports were required, the Company believes that all of its directors, executive officers and persons owning more than 10% of the Company’s common stock complied during the year ended December 31, 2007 with the reporting requirements of Section 16(a) of the Exchange Act, except that (i) two reports for Mr. Ingriselli related to gift transfers of shares of common stock by Mr. Ingriselli which were filed late, and (ii) a report for Mr. Laird Cagan related to gift transfers of shares of common stock by Mr. Cagan which was filed late, in each case due to administrative oversight.

PROPOSAL NO. 2

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

(Item 2 on the proxy form)

Our entire Board of Directors serves as its audit committee.  Our Board of Directors has selected RBSM LLP (“RBSM”) as our independent registered public accounting firm to audit the consolidated financial statements of our company and our subsidiaries for 2008.  RBSM previously audited the consolidated financial statements of our company for the years ended December 31, 2007 and 2006. During the years ended December 31, 2007 and 2006, RBSM provided both audit and nonaudit services.

Principal Accountant Fees and Services

The following table shows the fees billed to us by RBSM for the audit and other services rendered by RBSM during the years 2006 and 2007.

	2006	2007
Audit Fees (1)	$29,600	$106,052
Audit-Related Fees (2)	-	800
Tax Fees (3)	-	600
All Other Fees	-	-
Total	$29,600	$107,452
____________

(1)
Audit fees represent fees for professional services provided in connection with the audit of our financial statements and review of our quarterly financial statements and audit services provided in connection with other statutory or regulatory filings.

(2)
Audit-Related fees consisted primarily of accounting consultations, and services rendered in connection with a proposed acquisition and implementation of Sarbanes-Oxley Act internal control requirements.

(3)	Tax fees for the year ended December 31, 2007 were for services related to tax compliance, including the preparation of tax returns, and tax planning and advice.

Board Approval of Independent Registered Public Accounting Firm

In accordance with the policy of our Board of Directors requiring all audit related services to be preapproved by our Board of Directors, all audit related and other services rendered by RBSM were approved by our Board of Directors, serving as our company’s Audit Committee, before RBSM was engaged to render such services.  The nonaudit services that were approved by our Board of Directors were also reviewed to ensure compatibility with maintaining the accounting firm’s independence.

The ratification by our stockholders of the appointment of our independent public accountants is not required by law or by our Bylaws. Our Board of Directors, consistent with the practice of many publicly held corporations, is nevertheless submitting this appointment for ratification by the stockholders. If this appointment is not ratified at the annual meeting, our Board intends to reconsider its appointment of our independent public accountants. Even if the appointment is ratified, our Board in its sole discretion may direct the appointment of a different independent registered public accounting firm at any time during the fiscal year if our Board determines that such a change would be in the best interests of our company and our stockholders.

Representatives of RBSM will be present at the Annual Meeting, will have an opportunity to make statements if they desire and will be available to respond to questions, as appropriate.

Our Board unanimously recommends that you vote FOR the ratification of RBSM LLP as our company’s Independent Registered Public Accounting Firm.

ADDITIONAL INFORMATION

STOCKHOLDERS ENTITLED TO VOTE AT THE ANNUAL MEETING MAY OBTAIN, WITHOUT CHARGE, A COPY OF OUR ANNUAL REPORT FOR THE FISCAL YEAR ENDED DECEMBER 31, 2007, OTHER THAN
EXHIBITS TO SUCH REPORT, UPON WRITTEN OR ORAL REQUEST TO PACIFIC ASIA PETROLEUM, INC., 250 EAST HARTSDALE AVENUE, SUITE 47, HARTSDALE, NEW YORK, 10530, TELEPHONE (914) 472-6070, ATTENTION: CORPORATE SECRETARY.  WE WILL ALSO FURNISH TO SUCH PERSONS A COPY OF ANY EXHIBITS TO OUR 2007 ANNUAL REPORT ON FORM 10-K FOR A FEE OF $.20 PER PAGE, PAYABLE IN ADVANCE.  THIS FEE COVERS ONLY OUR REASONABLE EXPENSES IN FURNISHING THE EXHIBITS.

PROXY	PROXY

PACIFIC ASIA PETROLEUM, INC.
Annual Meeting of Stockholders—July 22, 2008
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned hereby (1) acknowledges receipt of the notice, dated June 20, 2008, of the Annual Meeting of Stockholders of Pacific Asia Petroleum, Inc. (herein called the “Company”) to be held on Tuesday, July 22, 2008, at 10:00 a.m., Pacific Time, at 10600 N. De Anza Blvd., Suite 250, Cupertino, California 95014, and the Proxy Statement, also dated June 20, 2008, in connection therewith, and (2) constitutes and appoints Frank C. Ingriselli and Laird Q. Cagan, and each of them (if only one be present, then by that one alone), his attorneys and proxies, with full power of substitution and revocation to each, for and in the name, place and stead of the undersigned, to vote, and act with respect to, all of the shares of common stock, par value $0.001 per share, of the Company standing in the name of the undersigned or with respect to which the undersigned is entitled to vote and act, at said meeting and at any adjournment thereof. The Board of Directors of the Company recommends a vote FOR election of its four nominees for directors and FOR Proposal 2 set forth on the reverse side.

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR all nominees listed in Proposal 1 and FOR Proposal 2. Discretion will be used with respect to such other matters as may properly come before the meeting or at any adjournment thereof.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

PACIFIC ASIA PETROLEUM, INC.
PLEASE MARK VOTE IN BOX IN THE FOLLOWING MANNER USING DARK INK ONLY.    ☒

1. Election of Directors:	For All ☐	Withhold All ☐	For All Except	2. Proposal to ratify the appointment of our independent registered public accounting firm for fiscal year 2008:	For ☐	Against ☐	Abstain ☐
Nominees:

(1) Frank C. Ingriselli			☐
(2) Laird Q. Cagan			☐
(3) Elizabeth P. Smith			☐
(4) Robert C. Stempel			☐

Instruction: To withhold authority to vote for any individual nominee(s), mark the box by that individual nominee’s name underneath “For All Except”.				3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW AT LEFT ☐

Date:

Signature of Stockholder(s)

New Address (if applicable): _____________________ _____________________ _____________________
When shares are held by joint tenants, both should sign. When signing as an agent, attorney, administrator, executor, guardian or trustee, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer who should indicate his title. If a partnership, please sign in partnership name by authorized person. Please date, sign and mail this proxy card in the enclosed envelope. No postage is required if mailed in the United States.

á    FOLD AND DETACH HERE    á

EVERY VOTE IS IMPORTANT.

PLEASE PROMPTLY COMPLETE, DATE, SIGN AND RETURN THIS PROXY USING THE ENCLOSED ENVELOPE.